                          Registration No. 333-_______
   As filed with the Securities and Exchange Commission on December 7, 1999.

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                   FORM SB-2

            Registration Statement Under the Securities Act of 1933
                                ----------------

                       SONUS COMMUNICATION HOLDINGS, INC.
                        (Name of small business issuer)

         DELAWARE                              6770                       54-1939577
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)        IDENTIFICATION No.)

                         1600 WILSON BLVD., SUITE 1008
                           ARLINGTON, VIRGINIA 22209
                                 (703) 527-8860
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                   ----------
                          CORPORATION SERVICE COMPANY
                  1013 CENTRE ROAD, WILMINGTON, DELAWARE 19805
                                 (800) 677-3394
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                   ----------

                                   Copies to:

                               CLIVE R.G. O'GRADY
                              CECIL E. MARTIN, III
                      MCGUIRE, WOODS, BATTLE & BOOTHE LLP
                       Suite 1800, 1750 Tysons Boulevard
                                McLean, VA 22102
                           TELEPHONE: (703) 712-5017
                           FACSIMILE: (703) 712-5248
                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the selling shareholders may decide.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /

         Pursuant to Rule 416, there are also being registered such additional shares and warrants as may become issuable pursuant to the anti-dilution provisions of the warrants.

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                      PROPOSED MAXIMUM     PROPOSED
     TITLE OF EACH CLASS                 AMOUNT TO      OFFERING PRICE   MAXIMUM AGGREGATE     AMOUNT OF
   OF SECURITIES TO BE REGISTERED      BE REGISTERED   PER SECURITY (1)  OFFERING PRICE (1)  REGISTRATION
                                                                                                  FEE
----------------------------------------------------------------------------------------------------------
Common Stock
 par value, $0.0001 per share  (2)....      2,156,465      $ 3.375           $7,278,069          $1,921
----------------------------------------------------------------------------------------------------------
Common Stock Underlying Warrants
 par value, $0.0001 per share  (3)....      1,013,970      $ 3.375           $3,422,149          $903
----------------------------------------------------------------------------------------------------------
Common Stock Purchase Warrants (4)....         90,000      $ 2.375        $  213,750.06          $---(5)
                                              487,500        2.455         1,196,812.50
                                               86,250        2.375           204,843.75
                                              250,000         .375            93,750.00
                                               37,500        1.375            51,562.50
                                               62,720        2.025           127,008.00



       (1) Estimated solely for the purpose of (i) calculating the registration fee for the common stock in accordance with Rule 457(c) under the Securities Act and based on the average of the high and low price per share of Sonus Communication Holdings, Inc. common stock as quoted on the OTC Bulletin Board on December 2, 1999, and (ii) calculating the registration fee for the common stock purchase warrants and common stock underlying the warrants in accordance with Rule 457(g) under the Securities Act.

       (2) Consists of shares of outstanding common stock issued by the Company in private placements on January 21, May 5, May 27, August 3 and November 22, 1999.

       (3) Consists of (i) 90,000 shares of common stock issuable upon exercise of common stock purchase warrants issued January 21, 1999, at an exercise price of $1.00 per share, (ii) 487,500 shares of common stock issuable upon exercise of common stock purchase warrants issued as of January 21, 1999, at an exercise price of $.92 per share, (iii) 86,250 shares of common stock issuable upon exercise of common stock purchase warrants issued as of August 3, 1999 at an exercise price of $1.00 per share, (iv) 250,000 shares of common stock issuable upon exercise of common stock purchase warrants issued August 3, 1999 at an exercise price of $3.00 per share, (v) 37,500 shares of common stock issuable upon exercise of common stock purchase warrants issued August 3, 1999, at an exercise price of $2.00 per share, and (vi) 62,720 shares of common stock issuable upon exercise of common stock purchase warrants issued November 22, 1999, at an exercise price of $1.35 per share.

       (4) Consists of warrants to purchase the shares of common stock described in footnote (3) above.

       (5) The filing fee is included in the fee for the registration of the underlying common stock.

                                ----------------

         THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        2,156,465 SHARES OF COMMON STOCK
                  1,013,970 WARRANTS TO PURCHASE COMMON STOCK
              1,013,970 SHARES ISSUABLE UPON EXERCISE OF WARRANTS

                                      LOGO

                       SONUS COMMUNICATION HOLDINGS, INC.
                                  ------------

         The shares of common stock of Sonus Communication Holdings, Inc. (the "Company"), par value $.0001 per share, warrants to purchase shares of common stock of the Company and shares of common stock of the Company issuable upon exercise of such warrants are being offered for sale by some of the Company's stockholders. The Company will not receive any of the proceeds from the sale of these shares or warrants. If, however, all of the common stock purchase warrants are exercised for cash, the Company will receive $1,448,172 based upon the current exercise price of such warrants if all of the warrants are exercised for cash, and will receive $750,000 based upon the current exercise price of such warrants if all 763,970 warrants with cashless exercise features are exercised on a cashless basis. The Company will pay certain of the legal and other expenses of this offering, estimated to be $50,324.

         The selling stockholders will bear the cost of any brokerage commissions or discounts or other selling expenses incurred in connection with the sale of their shares, warrants and shares underlying the warrants. The price and the commissions, if any, paid in connection with any sale may be privately negotiated, may be based on then prevailing market prices, and may vary from transaction to transaction and, as a result, are not currently known. See "Plan of Distribution."

         The Company's common stock is traded over the counter. Bid and asked prices are quoted, and the last sale is reported, on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers (the "Bulletin Board") under the symbol "SNHD". On December 2, 1999, the last bid price of the common stock as reported was $3.375.

         The selling stockholders and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The Company has not registered the shares or warrants for sale by the selling stockholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares or warrants should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

         AN INVESTMENT IN SHARES OF THE COMPANY'S COMMON STOCK OR WARRANTS INVOLVES SIGNIFICANT RISK. THE COMPANY URGES YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------

                The date of this prospectus is __________, 1999

                                    SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus and should be read in conjunction with that information and those financial statements and notes. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS BEFORE INVESTING IN THE SECURITIES.

In General

         Sonus Communications, Inc. ("Sonus"), the Company's wholly-owned operating subsidiary, is a US "FCC-214" facilities based telecommunications company that utilizes the public Internet as well as private IP networks as its primary transport media. Sonus is among the first of a growing number of service providers to offer telephone services that utilize the Internet and private IP networks as its primary transport media and is also among the first carriers with Internet based telephone service regarded as equivalent to that of the major international long-distance carriers such as AT&T. Sonus implements leading edge technology in its ongoing effort to develop and deploy a global Internet Protocol ("IP") Network that transmits telephone, facsimile, data and video services.

         Sonus's current customers are international long-distance carriers and pre-paid calling card companies that use the Sonus network to send their commercial telephone traffic through the "least cost route" to international destinations.

Industry Overview

         Long distance telephone services have traditionally been offered through public switched telephone networks which use traditional telephone lines to deliver service. Recently, the growing popularity and commercialization of the Internet and related technologies have accelerated the integration of technologies involving computers and telephones. This integration has given rise to computer telephony or Internet telephony, which can be a less expensive and more workable method of telecommunication. This alternative to switched telephone networks was developed from applications introduced in the early 1990s which permitted standard commercial transmission of voice and audio using Internet protocols ("IP"), which enabled multi-media personal computer users to converse over the Internet. The global marketplace is quickly becoming accustomed to the Internet and cognizant of its value as a communications and data medium. Service providers are expanding the Internet and users are requesting premium services such as enhanced voice, audio, and video transmissions. Companies have invested heavily to develop new and enhanced Internet telephony applications to improve the service quality and lower implementation costs of voice-over-IP telecommunications.

         Voice-over-IP technology is superior to traditional switched telephone networks using traditional telephone lines in significant ways. First, tariffs are imposed on communications over traditional telephone systems, increasing costs as compared to internet telephony. Second, IP telephony has superior capability which permits data and interactive document sharing, multi-media data transmissions, and other innovative features.

         The advent of Internet telephony is a dramatic development in the growing Internet industry. New applications are being developed every day. The cost of computer processing is decreasing and customer demand and familiarity is increasing. IP systems are more cost effective, have enhanced features, and may soon become more reliable than traditional service and, many believe, the telecommunications alternative of the future. Sonus believes it is well positioned to take advantage of these opportunities.

Focus and Strategies

         Sonus is currently focused on expanding its international long distance telecommunications network and establishing an infrastructure that primarily uses the public Internet as well as private IP networks. Sonus is attempting to increase its customer base, expand the number of markets served, and expand capacity in the markets currently being served.

         Sonus plans to pursue geographical markets which have been historically under-served, but which management has identified to be "emerging," such as the former Soviet Union (the "FSU"), Southwest Asia and others. Sonus expects to enter new markets that it determines are strategic or offer the best opportunities for exploitation.

         Sonus hopes to gain share in the markets it enters by offering carrier quality services at lower prices than its competitors. Sonus relies on numerous technologies and techniques aimed at driving down the costs of its international routing, including Internet routing, "Intelligent switching" and a "Refile" strategy. See "Business".

Executive Offices

         The Company's principal executive offices are located at 1600 Wilson Blvd., Arlington, Virginia 22209, and the Company's telephone number is (703) 527-8860.

History

         The Company is a Delaware holding company whose only material asset is Sonus Communications, Inc., a wholly-owned operating subsidiary incorporated under Virginia law ("Sonus").

         Sonus was incorporated in May, 1995. Sonus provided consulting services until it began operations as a long distance carrier between the US and the Nation of Georgia in late 1998. In March 1999, Sonus merged with Sonus Park Acquisition, Inc., a wholly owned subsidiary of The Park Group, Limited, a dormant public corporation, leaving Sonus as the surviving corporation and a wholly owned subsidiary of Park. The former shareholders of Sonus received approximately 92% of the capital stock of Park in the merger.

         Park was originally incorporated as American Ventures, Inc. ("AVI") on January 24, 1986 under the laws of the State of Colorado. AVI was formed as a "blind pool," in which investors entrusted management to apply of the offering proceeds to acquire or merge with a suitable operating company. In August of 1986, AVI closed an initial public offering of it stock. In February of 1987, AVI changed its name to "The Park Group, Ltd."

         Following Park's reverse acquisition of Sonus, Park reincorporated in Delaware in April, 1999 and changed its name to Sonus Communication Holdings, Inc.

The Offering

Common stock offered by selling stockholders.............................2,156,465

Warrants offered by selling stockholders (1).............................1,013,970

Common stock underlying warrants.........................................1,013,970

Common stock outstanding immediately prior
to the offering (2)......................................................4,598,850

Common stock to be outstanding after the offering (3)....................5,612,820

Risk Factors.............................................................The securities offered hereby involve a high degree of risk

                                                                         and should be purchased only
                                                                         by persons who can afford to
                                                                         sustain a total loss of their
                                                                         investment. See "Risk Factors"
                                                                         "Dilution".

Use of Proceeds..........................................................This is a secondary offering which will not result in
                                                                         proceeds to the Company,
                                                                         except that 1,013,970 shares
                                                                         underlying warrants are being
                                                                         registered which, if exercised
                                                                         for cash, would result in gross
                                                                         proceeds of $1,448,172 if all
                                                                         of the warrants are exercised
                                                                         for cash, or $750,000 if all
                                                                         763,970 warrants with cashless
                                                                         exercise features are exercised
                                                                         on a cashless basis. All such
                                                                         proceeds would be used for
                                                                         working capital.

OTC Bulletin Board symbol................................................"SNHD"

-------------------

         (1) Includes warrants (i) issued January 21, 1999 to purchase 90,000 shares of common stock, at an exercise price of $1.00 per share, (ii) issued January 21, 1999 to purchase 487,500 shares of common stock at an exercise price of $.92 per share, (iii) issued August 3, 1999 to purchase 86,250 shares of common stock at an exercise price of $1.00 per share, (iv) issued August 3, 1999 to purchase 250,000 shares of common stock issuable at an exercise price of $3.00 per share, (v) issued August 3, 1999 to purchase 37,500 shares of common stock at an exercise price of $2.00 per share, and (vi) issued November 22, 1999 to purchase 62,720 shares of common stock at an exercise price of $1.35 per share. See "Description of Securities, Description of Warrants".

         (2) Does not include (i) the 1,013,970 common stock purchase warrants described in footnote (1) above, (ii) 725,000 common stock purchase warrants issued to directors and officers of the Company and their affiliates, (iii) the conditional grant of 150,000 shares of restricted stock to a consulting company owned by the Chief Executive Officer of the Company, (iv) 306,000 options issued to employees under the Company's 1999 Employee Stock Option Plan, or (v) 50,000 options issued to directors of the Company under the Company's 1999 Directors Stock Option Plan.

         (3) Assumes exercise of all 1,013,970 common stock purchase warrants described in footnote (1) above, but does not include (i) 725,000 common stock purchase warrants issued to directors and officers of the Company and their affiliates, (ii) the conditional grant of 150,000 shares of restricted common stock to a consulting company owned by the Chief Executive Officer of the Company, (iii) 306,000 options issued to employees under the Company's 1999 Employee Stock Option Plan, or (iv) 50,000 options issued to directors of the Company under the Company's 1999 Directors Stock Option Plan.


                             SUMMARY FINANCIAL DATA

         The summary financial data set forth in the table below is derived from the Company's audited financial statements for the years ended December 31, 1997 and 1998. The audited financial statements are included in this prospectus beginning at page F-1. The summary financial data for the nine months ended September 30, 1998 and 1999 are derived from the unaudited financial statements which are included in this prospectus beginning on page F-21. The Company believes these financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial condition and results of operations. The information represents historical information and consequently includes the historical information of Sonus Communications, Inc. for 1997 and 1998 and includes the merger with The Park Group beginning January 1, 1999 as a result of the merger having occurred during the first quarter of 1999. This financial data represents historical information that is not necessarily indicative of future results. The Company urges you to read carefully the "Management's Discussion and Analysis of Financial Conditions and Results of Operations" section which begins on page 26, the financial statements and notes thereto, and other financial data included elsewhere in this prospectus.

                                         YEAR ENDED DECEMBER 31,   NINE MONTHS ENDED SEPT 30,
                                         ----------------------    --------------------------
                                           1997           1998         1998         1999
                                           ----           ----         ----         ----
Historical Statement
of Operations Data:
Revenues                                 121,318        287,290        39,950     1,022,296
Net loss from operations                (43,729)       (63,465)      (84,311)     (968,389)
Loss per share                            (0.02)         (0.02)        (0.03)        (0.33)

Historical Balance Sheet Data:
Total assets                               2,253        504,951       599,405     1,175,713
Long term debt                            99,969         99,969        99,969       155,000
Stockholders' equity                   (110,363)      (180,826)     (199,923)       162,973

                                  RISK FACTORS

         AN INVESTMENT IN THE COMPANY'S COMMON STOCK AND WARRANTS INVOLVES A SIGNIFICANT DEGREE OF RISK. YOU SHOULD NOT INVEST IN THE COMPANY'S COMMON STOCK OR WARRANTS UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY'S COMMON STOCK OR WARRANTS. YOU SHOULD ALSO CAREFULLY READ THE CAUTIONARY STATEMENT FOLLOWING THE "RISK FACTORS" SECTION REGARDING THE COMPANY'S USE OF FORWARD-LOOKING STATEMENTS.

         The Company's only material asset is its wholly owned operating subsidiary, Sonus Communications, Inc., a Virginia corporation ("Sonus"). Therefore, any event mentioned which has or could have a material adverse effect on the business, financial condition or results of operations of Sonus would have a similar material adverse effect on the Company.

Limited Operating History; Operating Losses and Financial Performance

         Sonus entered the U.S. outbound international telephone service business in October 1998. Accordingly, Sonus and the Company have only a limited operating history upon which an evaluation of it and its prospects can be based.

         Sonus' current focus is on expanding its network and establishing an infrastructure to achieve economies of scale, improve network performance, and enable Sonus to expand its geographic reach for potential telecommunications clients. Consequently, Sonus will continue to make capital expenditures and incur substantial operating costs to hire additional personnel and increase its expenses, including, but not limited to, those related to finance, key management support, network infrastructure, technical resources and customer support. The pursuit of such objectives can be expected to have an adverse impact on Sonus' profit margins for at least the near-term. There can be no assurance that Sonus can increase its revenues and customer base sufficiently to recover the costs of such expansions. In addition, acceleration in the growth of Sonus' client base or changes in usage patterns among clients may also increase costs as a percentage of revenues.

         As a result, Sonus expects that it will continue to incur net losses for the foreseeable future. There can be no assurance Sonus will at any time in the future achieve or sustain profitability. Sonus' operating results have fluctuated in the past as Sonus' business has evolved and may fluctuate significantly in the future as a result of a variety of factors, some of which are outside of Sonus' control. These factors include, but are not limited to, potential network failure, general economic conditions, acceptance and use of Sonus' services, user demand for long-distance telecommunications services, capital expenditures and other costs relating to the expansion of operations, the timing and costs of any acquisitions of technologies or businesses, government regulation, the timing of new destinations serviced by Sonus or its competitors, changes in pricing strategies by Sonus or its competitors, changes in the mix of services sold by Sonus, market availability and acceptance of new and enhanced versions of Sonus' or its competitors' services and the rates of new customer acquisition and retention. Any of these or other factors could have a material adverse effect on Sonus' and the Company's business, financial condition and results of operations.

Immediate Need For Additional Capital Following Completion Of The Offering

         Sonus currently has points of presence ("PoPs") deployed in five countries. It estimates that approximately $500,000 is required to deploy PoPs in each additional country. Therefore, the Company will require substantial immediate additional financing. Failure to secure additional financing will have a material adverse effect on the Company.

         The Company believes that, based upon Sonus' present business plan and its existing cash resources, its expected cash flow from operating activities will not be sufficient to meet its currently anticipated working capital and capital expenditure requirements for the next twelve months. If Sonus' growth exceeds current expectations or Sonus expedites or enlarges its network expansion, or if Sonus' cash flow from operations is insufficient to meet its working capital and capital expenditure requirements, the Company will need to raise additional capital from equity and/or debt sources. The Company can provide no assurance that it will be able to raise such additional capital or that such additional capital, if raised, will be obtained on terms favorable to the Company, all of which could have a material adverse effect on the Company.

Risks Of Expansion And Implementation Of Growth Strategy

         Sonus' rapid growth and expansion into new markets have placed, and may continue to place, a strain on Sonus' management, administrative, operational, financial and technical resources and increase demands on its systems and controls. Demands on network resources, technical staff and resources have grown rapidly with Sonus' expanding customer base, and Sonus may experience difficulties satisfying the demand for its services and problems in billing its customers. In certain situations, these events have created and may continue to create customer relations and other general business issues and difficulties for Sonus and the Company. There can be no assurance that Sonus will not experience similar or additional problems in the future or that Sonus' attempts to improve its technical staff will be adequate to facilitate continued growth. A failure to effectively provide customer and technical support services will adversely affect Sonus' ability to attract and maintain its customer base. Expected increases in Sonus' telecommunications customer base will produce increased demands on its sales, marketing and administrative resources, its engineering and technical resources, and its customer and technical support resources, as well as on its switching and routing capabilities and network infrastructure. Consequently, the inability to continue to upgrade the networking systems or the operating and financial control systems, the inability to recruit and hire necessary personnel or the emergence of unexpected expansion difficulties could have a material adverse effect on the Company.

         Sonus believes that it will need, both in the short-term and the long-term, to hire sales and marketing and technical personnel, as well as qualified administrative and management personnel in the accounting and finance areas to manage Sonus' financial control systems. There can be no assurance that Sonus will be able to locate or hire such personnel or that Sonus' administrative, operating and financial control systems, infrastructure, personnel and facilities will be adequate to support future operations or maintain and effectively adapt to future growth. There can be no assurance that Sonus will be able to build-out its telecommunications infrastructure, install additional PoPs, add services, expand its customer base and geographical markets or implement the other features of its business strategy at the rate or to the extent presently planned, or that the Company's overall business strategy will be successful.

Risk of Implementing an Acquisition Strategy

         The Company is in the process of exploring strategic acquisitions that will permit it to vertically integrate the Company's low-cost, high-quality international long-distance services with retail products and services that are sold directly to consumers and businesses. The Company's goal is to expand beyond wholesale services to create retail revenue sources which capture greater profit margins, but can provide no assurance that increased margins can be attained. The Company currently has no expertise in the development and marketing of retail telecommunication products or services. If Sonus fails to identify suitable acquisition candidates, fails to reach acceptable terms with potential acquisition candidates, or if the Company fails to develop or acquire the requisite competencies in the delivery of retail products or services, it is unlikely to succeed in these endeavors, which may have a material adverse effect on the Company.

         Business acquisitions involve special risks, including unanticipated liabilities and contingencies and difficulties related to the integration of the acquired business. Any such unanticipated liability or significant delay in, or increase in the cost of, integrating an acquired business could have a material adverse effect on the Company's business, financial condition and results of operations. Although the Company is evaluating various acquisition opportunities, it does not have any agreement or understanding regarding any business acquisition. There can be no assurances that a suitable acquisition candidate can be identified or that, if identified, the Company will be able to consummate any acquisition on terms favorable to the Company or at all or that, if consummated, the acquired business could be integrated successfully into the operations of the Company. Acquisitions can involve significant transaction and other costs and require substantial resources including devotion of management's time and attention.

Proposed Acquisition of Empire One Telecommunications, Inc.

         In November, 1999, the Company entered into a merger agreement to acquire Empire One Telecommunications, Inc., a New York corporation ("EOT"). EOT is a competitive local exchange carrier and internet service provider doing business primarily in the northeast and western U.S. The merger agreement provides that EOT will merge into EOT Acquisition Corporation, a newly created wholly-owned subsidiary of the Company, with EOT Acquisition Corporation as the surviving corporation following the merger (the "EOT Acquisition"). The stockholders of EOT would receive 1,065,857 shares of the Company's common stock in the merger. As part of the EOT Acquisition, EOT Acquisition Corporation plans to assume all of EOT's outstanding liabilities. The Company expects to offer piggy-back registration rights in connection with the shares of common stock to be issued in the merger and plans to employ at least three of the key employees of EOT and pay them annual salaries of $115,000 each plus options or warrants to purchase up to 150,000 shares of the Company's common stock at a strike price of $3.00 per share, to vest over a three year period in equal installments, plus other standard benefits.

         The closing of the merger is subject to, among other things, the approval of various persons and governmental agencies including, without limitation, the Federal Communications Commission and the New York State Public Service Commission. The Company can provide no assurances that such approvals will be obtained and that the other conditions to closing contained in the merger agreement will be satisfied, or that the merger will be consummated. A failure to complete the EOT Acquisition could have a material adverse effect on the Company. The Company's inability to close the EOT acquisition may also limit the Company's ability to become a complete telecommunications provider, enter the retail market and enjoy higher margins, and may reduce the Company's ability to find financing on favorable terms or at all.

         If the Company refuses to close the EOT Acquisition for any reason other than in accordance with a written condition set forth in the merger agreement and EOT is willing to proceed to closing, the Company may be required to pay all of EOT's costs and expenses in connection with the proposed transaction (including reasonable legal fees). The payment of this fee could have a material adverse effect on the Company.

Control By Principal Stockholders

         Charles W. Albo, the Company's Chairman of the Board and co-founder, Nana Maraneli, the Company's Executive Vice President and co-founder, and the other officers and directors of the Company together own in excess of a majority of the Company's issued and outstanding capital stock. It is anticipated that the Company's management will maintain majority control over the Company for the foreseeable future. As a result, the Company's management is and will be able to control matters requiring approval by the stockholders of the Company, including the election of a majority of the directors and the approval of significant corporate matters, including any merger, consolidation or sale of all or substantially all of the Company's assets.

Internet Telephony

         The market for Internet telephony services is expected to be extremely competitive. An increasing number of large, well-capitalized companies are entering the market for Internet telephony products and services. As a result, the Company may not be able to compete effectively with its competitors in this market, or to increase its customer base.

         Sonus' competitors include a number of companies that have introduced services that make Internet telephony solutions available to businesses and consumers. Companies such as IDT Corporation, Inc., Delta Three (a subsidiary of RSL), ITXC Corp. and OzEmail Limited, which was recently acquired by MCI WorldCom, provide a range of Internet telephony services that are similar to the ones that the Company offers. Several companies, including industry leaders, such as AT&T and Qwest, have announced their intention to offer these services on a wider basis in both the U.S. and internationally.

         A number of large companies, including Cisco Systems, Inc., Lucent Technologies, Inc., Northern Telecom Limited and Dialogic Corp. offer or plan to offer server-based Internet telephony products. These products are expected to allow large-scale communications over the Internet. Major long distance carriers, including AT&T, Bell Atlantic Corporation and Deutsche Telekom AG, as well as other major companies, including Motorola, Inc., Intel Corporation and Netscape Communications Corporation, have entered or plan to enter the Internet telephony market, in some cases by investing in companies engaged in the development of Internet telephony products.

Government Regulation May Impair The Company's Profitability and Restrict The Company's Growth.

         State and federal telecommunications and penny stock regulations could limit the Company's ability to achieve profitability and to grow. These changes may be retroactively applied and are not within the Company's control. Telecommunications companies are subject to regulation by the Federal Communications Commission. Conventional telephone companies are currently pushing the FCC to regulate providers of computer software products that enable voice transmission over the Internet, arguing that these companies are operating as common carriers. If this argument is successful, the Company will be subject to various regulatory requirements and fees. The FCC has advised Congress that it may, in the future, regulate Internet protocol telephony services as basic telecommunications services. Conventional telephone companies are also lobbying Congress to impose tariffs that would impact customer use of the Company's products and services. In addition, several states are studying the imposition of access charges for Internet telephony providers.

         In addition to telecommunications regulation, the growing popularity and use of the Internet has led to increased regulation of communication and commerce over the Internet. The United States and other countries have enacted laws to regulate user privacy, pricing, and the characteristics and quality of Internet products and services. The Company is unable to predict the impact, if any, that future legislation, legal decisions, or regulations concerning the Internet may have on the Company's business, financial condition, or results of operations.

         The Company is subject to additional regulation by the Securities and Exchange Commission under its rules regulating broker-dealer practices in connection with transactions in "penny stocks," and this type of regulation may reduce the level of trading activity or your ability to sell the common stock. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the NASDAQ system. The penny stock rules require a broker-dealer, prior to a transaction in a regulated penny stock, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide information concerning his compensation for the penny stock purchase, current prices of the penny stock, and a special written determination that the penny stock is a suitable investment for the purchaser.

Increasing Competition

         The industry in which Sonus operates, and more specifically, the markets in which Sonus operates, are extremely competitive and can be significantly influenced by the marketing and pricing decisions of larger industry participants. Other than substantial capital investment and start-up costs, there are currently no substantial barriers to entry in any of the telecommunications markets in which Sonus competes, but there can be no assurance that barriers to entry will not arise in the future. The Company expects competition in these markets to intensify in the future.

         There currently exist several "next generation" commercial telecommunication carriers offering Internet-based long-distance service at a substantial discount to traditional commercial grade service. To the extent such carriers successfully penetrate the markets in which Sonus intends to operate, the Company's business, financial condition and results of operations could be negatively and materially effected.

         Many of the Company's competitors are significantly larger and have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than Sonus. Sonus is not nearly as established as these competitors and lacks the substantial resources of such competitors. Foreign PTTs, newly-privatized former PTTs and other home country competitors are positioned to pressure Sonus directly in their home countries by influencing regulatory authorities to outlaw certain services or by blocking access to Sonus' services. Sonus has suffered material adverse effect due to anti-competitive behavior on the part of the PTTs (or former PTTs) to date, and there can be no assurance that such behavior will not in the future cause a material adverse effect on the Company's business, financial condition or results of operations. With the increasing privatization and deregulation of international telecommunications in foreign countries, PTTs may increasingly become free to compete more effectively with Sonus at competitive rates.

         Deregulation in foreign countries also could result in competition from larger U.S. service providers with large, established customer bases and close ties to the local PTT and/or governmental authorities in a particular country, resulting in decreased prices for international calls to that destination, such that Sonus' services are no longer commercially viable. The ability of a deregulated PTT or another home country service provider to compete on the basis of greater size and resources, pricing flexibility and long-standing relationships with U.S. carriers and customers in its own country could have a material adverse effect on the Company's business, financial condition and results of operations.

         There can be no assurance that large carriers will not seek to offer discounted, wholesale long-distance services to customers in deregulated overseas markets. Because of their ability to compete on the basis of superior financial and technical resources, the entry of any large long-distance carriers into the international wholesale long-distance service business in foreign countries could have a material adverse effect on the business, financial condition and results of operations of both Sonus and the Company.

         Competition for customers in the telecommunication markets in which Sonus competes is primarily on the basis of price and on the basis of the type and quality of service offered. Increased competition could force Sonus to reduce its prices and profit margins. Sonus could also face significant pricing pressure because there can be no assurance that Sonus will be able to maintain the volume of domestic and international long-distance traffic necessary to obtain favorable rates and tariffs. The Company is aware that Sonus' ability to market its long-distance resale services depends upon the existence of spreads between the rates offered by Sonus and those offered by the International Exchange Carriers (the "IXCs") with whom it competes as well as those from whom it obtains service. A decrease in such spreads or price competition in Sonus' markets could have a material adverse effect on the Company's business, financial condition or results of operations.

         Currently, Sonus has five primary customers, all of which are resellers for long-distance providers. The reliance by Sonus on a relatively few number of customers and lack of diversification of its customer base increases the importance of any one customer. The loss of even one customer could have a material adverse effect on the Company and its business, operations and financial condition.

         Businesses such as the entity created by the merger of MCI and WorldCom are expected to be well-financed, formidable competitors, Offering a wide range of integrated telecommunications and Internet services with a global reach. The new entities can be expected to offer international rates significantly below those currently offered by other providers. Such competitive rates may force other carriers to lower their rates significantly, thereby increasing competitive pressure on Sonus. Moreover, the expected price reductions may lead to the elimination of the tariffs which currently apply to many international calls and which create spreads between various international telecommunications markets. Any such price reductions or elimination of tariffs and spreads may constrict Sonus' margins or significantly affect its ability to execute its business plan successfully.

         Sonus' current and prospective competitors include many large companies that have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than Sonus.

If consumers do not accept the Company's product, or any product developed by the Company in the future, as a less expensive, quality alternative to traditional service, the Company may not become profitable.

         Broad acceptance of the Company's technology, products, and services is critical to the Company's success and ability to generate revenues. The markets for the Company's technology, products, and services have only recently begun to develop and are rapidly evolving because the Company's products and services are new and based on emerging technologies. Typically, demand and market acceptance for recently introduced technology and products are subject to a high level of uncertainty. There can be no assurance that the Company will be successful in obtaining market acceptance of the Company's technology, products, and services. The lower quality of voice transmissions through the Company's network compared to traditional long-distance services will be a factor in consumer acceptance of the Company's services.

The introduction of more technologically advanced products and services by the Company's competitors could decrease the Company's profitability.

         The introduction of technologically superior products and services by the Company's competitors may make the Company's products and services less marketable or subject to downward price pressures, thus decreasing the Company's profitability. The Internet and telecommunications markets, including the market for voice transmission over packetized data networks, are characterized by evolving industry standards and specifications. The Company may have to expend substantial time and money to adapt its technology, products, and services to this rapid technological change. A critical factor in the Company's growth and competitiveness will be the Company's ability to anticipate changes in technology and industry standards, including the successful development of products and services in a cost effective and timely manner. There can be no assurance that the Company will successfully develop enhanced or new products and services, that any enhanced or new products and services will achieve market acceptance, that the Company will be able to adapt the Company's products and services to comply with new standards or specifications, or that the introduction of new products or services by others will not render the Company's technology, products, and services obsolete.

The Company's service quality will be harmed if the Company's system cannot handle a large volume of simultaneous calls.

         The Company's inability to handle a large number of simultaneous calls will cause the Company's service quality to suffer which could result in customer losses. A key component of the Company's profitability will be the addition and retention of customers. A byproduct of this component will be increased call volume on the Company's network. It is crucial to the Company's ability to provide quality services for the Company's system to handle a large volume of calls. If the Company cannot effectively manage the Company's customers' use of the Company's systems, customers may not perceive the Company's service as a high-quality alternative to the traditional long-distance telephone service.

The Company's inability to predict traffic volume on the internet may add extra expense to the Company's business operations.

         Large fluctuations in Internet traffic volume may obligate the Company to pay additional contractual charges for the Company's Internet service. A decrease in Internet traffic volume may obligate the Company to pay for leased Internet service capacity without adequate corresponding revenues. An unexpected increase in traffic volume may require the Company to obtain transmission capacity through more expensive means. If the Company is unable to accurately project the Company's needs for leased capacity in the future, such inability may increase the Company's operating costs and, therefore, decrease the Company's profitability.

If the Company cannot develop strategic alliances with foreign partners, the Company may not be able to develop a sufficient customer base.

         The Company's marketing strategy and, therefore, the Company's performance, depends on the Company's ability to develop strategic alliances with foreign partners. The Company may not be able to develop these alliances and, if the Company is able to develop them, the partners may not be able to effectively promote the Company's technology, products, and services. The Company has established a significant business relationship with three entities outside the United States. The Company may not be successful in developing any future strategic alliances. The Company has limited experience in obtaining the necessary personnel, offices, regulatory authorization, and leases and agreements with the intranational telecommunications carriers in the countries where the Company seeks to establish strategic alliances.

Dependence On Others

         Sonus is dependent on third-party suppliers of telecommunications and Internet network transmission services for many of its services and does not have long-term contracts with some of its suppliers. Sonus' ability to provide quality and reliable telecommunications services and its ability to expand its network through the timely provisioning of new voice and data lines is dependent upon the services of telecommunication and Internet service providers such as MCI/WorldCom. Certain of these companies and other third party suppliers are or may become competitors of Sonus, and such suppliers generally are not subject to restrictions upon their ability to compete with Sonus. To the extent that any of these suppliers raise their rates or change their pricing structure, Sonus and the Company may be materially adversely affected. Also, Sonus faces the risk that there will be a disruption in the service provided by these suppliers, and can give no assurance that there will not be a significant disruption in such service in the future, thereby causing a disruption in the services provided by Sonus to its customers. Sonus is dependent upon its current primary providers of leased-line network capacity and Internet access. If these suppliers are unable to expand their networks or unwilling to provide or expand their current level of service to Sonus in the future, Sonus' operations could be materially adversely affected as could the financial condition of the Company. Sonus is also dependent upon third parties to provide telecommunications services to its customers. Although certain Internet access and leased data communications services are currently available from several alternative suppliers, including, for example, AT&T, MCI, and Sprint, there can be no assurance that Sonus could obtain substitute services from other suppliers at reasonable or comparable terms and prices, or in a timely fashion.

         The ability of Sonus to compete in the long-distance telecommunications market depends, in part, on its ability to procure advantageous termination rates from other IXCs, and on the ability of such IXCs to carry the calls Sonus routes to their networks. If Sonus, as a result of a termination of its relationship with an IXC or an IXC's inability to carry traffic routed to it, routed the traffic to another IXC providing service at a less advantageous rate, or with lesser quality, there could be an adverse effect on Sonus' profit margins and network service quality. Such harm to Sonus' profit margins and service quality could in turn have an adverse effect on the Company's results of operations.

         Sonus has from time to time experienced delays in the timely connection of customer accounts to the Internet and/or the timely cross-connection of a client network to its own. If a telecommunication or Internet access provider fails to serve accounts on a timely basis, or is unable to serve accounts generated by Sonus' growth, there could be a loss of customers which may have a material adverse effect on the Company.

Dependence On Key Personnel

         The Company and Sonus are highly dependent on the technical and management skills of key employees of Sonus, including technical, sales, marketing, financial and executive personnel, and on its ability to identify, hire and retain qualified personnel. As of the date hereof, Sonus has not located or employed a sufficient workforce to fill its expected future technical, sales, marketing, financial or executive personnel needs. Competition for such personnel is intense and there can be no assurance that Sonus will be able to retain existing personnel or identify or hire additional personnel. In particular, the Company and Sonus are currently dependent on the services of Charles W. Albo, the Executive Vice President, Chairman of the Board and co-founder of the Company, Nana Maraneli, Sonus' co-founder, Vice-Chairman and Executive Vice President and W. Todd Coffin, President, Chief Executive Officer and director. The loss of the services of Mr. Albo, Ms. Maraneli and/or Mr. Coffin could have a material adverse effect on Sonus and the Company unless suitable replacements are found in a timely manner.

         Mr. Coffin has been serving as chief executive officer on an interim month-to-month basis since his contract expired on October 15, 1999. The Company is actively engaged in locating a suitable replacement but has not yet made a hiring decision. Mr. Coffin intends to step down as chief executive officer and a director of the Company when a suitable replacement is located. In addition, Mr. Coffin is associated with Hudson Allen Co., the Company's investment banking firm, which renders consulting, investment banking and management services to the Company under the agreement between the Company and Hudson Allen. See "Immediate Need For Additional Capital Following Completion Of The Offering" for a discussion of the terms of the Hudson Allen agreement. Mr. Coffin may receive a portion of the consideration to which Hudson Allen becomes entitled under the agreement between the Company and Hudson Allen.

Rapid Technological Development

         The markets served by Sonus are characterized by rapidly changing technology, evolving industry standards, emerging competition and the frequent introduction of new services, software and other products. The Company's success is dependent in part upon Sonus' ability to enhance services that meet changing customer requirements on a timely and cost-effective basis. There can be no assurance that Sonus can successfully identify new opportunities and bring new services to market in a timely and cost-effective manner, or that services or technologies developed by others will not render Sonus' services noncompetitive or obsolete. In addition, there can be no assurance that new services, developments or enhancements introduced by Sonus will achieve or sustain market acceptance or be able to effectively address the compatibility and interoperability issues raised by technological changes or new industry standards.

Risks Of Network Failure

         The success of the Company is largely dependent on Sonus' ability to deliver high quality, uninterrupted domestic and international long-distance telephone services at low-cost. Any system or network failure that causes interruptions in

Sonus' operations could have a material adverse effect on the business, financial condition or results of operations of the Company. From time to time, Sonus has experienced failures relating to individual PoPs. These types of failures typically arise as a result of technical problems associated with newly established connections. The Company's operations are dependent on the ability of Sonus to successfully expand its Network and integrate new and emerging technologies and equipment into its Network, which are likely to increase the risk of system failure and cause unforeseen strain upon the Network. Sonus' operations also are dependent on Sonus' protection of its hardware and other equipment from damage from natural disasters such as fires, floods, hurricanes, and earthquakes, or other sources of power loss, telecommunications failures or similar occurrences. Sonus maintains and will continue to maintain a substantial portion of its equipment and systems essential to its operations at its customers' premises and on premise with IXCs. Momentary, significant or prolonged system failures could damage the reputation of Sonus and result in the loss of customers. Difficulties for customers in completing long-distance telephone calls could damage the reputation of Sonus and result in the loss of customers. Such damage or losses could have a material adverse effect on the ability of Sonus to retain existing clients and obtain new ones, and on the business, financial condition or results of operation of both Sonus and the Company.

Risks Associated With International Operations

         The central aspect of Sonus' growth strategy is to develop a network switching infrastructure in foreign countries. Therefore, a significant portion of Sonus' total revenues as well as a portion of the equipment and other property of Sonus are expected to be subject to risks associated with international operations, including unexpected changes in legal and regulatory requirements, changes in tariffs, exchange rates, political and economic instability, difficulties in staffing and managing international operations, difficulties in maintaining and repairing equipment abroad, difficulties in protecting Sonus' physical property overseas, possible confiscation of property and equipment and potentially adverse regulation of Internet access providers and telecommunications companies by foreign jurisdictions. Although Sonus' sales to date have generally been denominated in U.S. dollars, the value of the U.S. dollar in relation to foreign currencies may also adversely affect Sonus' marketing and sales to international customers as well as the cost of procuring, installing and maintaining equipment abroad. To the extent Sonus expands its international operations or changes its pricing practices to denominate prices in foreign currencies, it will be exposed to increased risks of currency fluctuation as Sonus does not, and has no plans to, engage in hedging activities designed to manage currency fluctuations.

New And Uncertain Markets

         Currently, Sonus derives most of its revenue by directing telephone service to three foreign destinations for U.S. clients. It directs this phone traffic to countries fraught with political uncertainty, civil wars and uncertainty as to rights concerning private property, civil liberties and legal parameters for conducting business. The risks associated with maintaining such operations include, without limitation, the imperilment of Sonus employees which may result in significant legal exposure, confiscation of equipment, revocation of licenses, and numerous other significant factors which may result in the interruption of service, which could cause a material adverse effect on the business, financial condition or results of operations of Sonus and the Company. Sonus intends to offer service to many other remote international locations with similar uncertainties. Many of these locations are subject to political uncertainty, uncertainty as to rights concerning private property, civil liberties and legal parameters for conducting business.

         Many of the overseas markets in which Sonus currently and prospectively intends to direct long-distance telephone services are undergoing dramatic changes as a result of privatization and deregulation. The European Union ("EU") has mandated competitive markets for the European telecommunications industry, and the various European countries are at different stages of opening their telecommunications markets. As a result of privatization and deregulation, a new competitive environment is emerging in which major European telephone companies, media companies and utilities are entering the telecommunications market and forming new alliances which are radically changing the landscape for domestic and international telephone services. Open markets for telecommunications services are expected to evolve in other parts of the world as well. While Sonus is focused on exploiting the imbalances that may be brought about by the often fragmented nature of deregulation, Sonus is entering new and often unknown markets and, therefore, is unable to predict how such deregulating markets will evolve. There can be no assurance that changes in the marketplace and new strategic alliances among companies with greater resources and experience than Sonus will not adversely affect Sonus' ability to offer and sell telecommunication services or its ability to recover the cost of building out its international telecommunications switching infrastructure. The markets for Internet-based and other packet switched telephony services are relatively new, and current and future competitors are likely to introduce competing packet switched telephony services. Therefore, it is difficult to predict either the rates at which the markets will grow (if at all) or the rates at which new or increased competition will result in market saturation and margin erosion. If demand for communications services fails to grow, grows more slowly than anticipated, or becomes saturated with competitors, the Company's business, financial condition or results of operations could be materially adversely affected. If the development of the Internet as a commercial medium does not continue on its current course, or if alternate systems supplant all or part of the currently anticipated functionality of the Internet and Sonus is not able to react in a cost-effective and timely manner, then such changes could have a material adverse effect on the business, financial condition or results of operations of Sonus and the Company.

Security Risks

         Despite the implementation of network security measures by Sonus, such as limiting physical and network access to its routers, its Internet access systems are vulnerable to computer viruses, break-ins and similar disruptive problems caused by its customers or others. Such problems could lead to interruption, delays or cessation in service to customers. Persistent security problems continue to plague public and private data networks. Recent break-ins reported in the press and otherwise have reached computers connected to the Internet at major corporations and Internet access providers, and have included incidents in which hackers bypassed firewalls by posing as trusted computers. Alleviating problems caused by computer viruses, break-ins or other problems caused by third parties may require significant expenditures of capital and resources by the Company. Until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry in general and Sonus' customer base and revenues in particular.

         Moreover, if Sonus experiences a breach of network security or privacy, there can be no assurance that Sonus' customers will not assert or threaten claims against Sonus and the Company based on or arising out of such breach, or that any such claims will not be upheld, which could have a material adverse effect on the Company's business, financial condition or results of operations.

Risk of Loss of Entire Investment; No Refund of Investment

         An investment in the securities is speculative in nature and involves a high degree of risk. There is no assurance that the Company will become profitable or, if profitability is attained, remain a going concern. The Company's financial condition is such that a downturn could result in investors losing their entire investment.

Restrictions on Transfer

         The shares and warrants offered hereby may be subject to restrictions on transfer under applicable state laws. Such securities may not be resold or otherwise transferred unless an exemption from applicable registration requirements of state law is available. The Company filed a registration statement on Form 10-SB under the

Exchange Act in May, 1999, which became effective in July, 1999. The Company's common stock is thinly traded on the OTC Bulletin Board.

Indemnification of Officers and Directors; Limitation of Liability

         The Company's governing documents require the Company to indemnify its officers and directors against liabilities incurred as a result of acting in such capacity, to the extent permitted by applicable law. In addition, such documents also provide that no director of the Company shall be liable to the Company or its stockholders for monetary damages except for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the types of liability set forth in Section 174 of the Delaware General Corporation Law or for any transaction from which the director received any improper personal benefit.

Risk of Inaccuracy of Projections and other Forward-Looking Statements

         This Memorandum contains certain forward-looking statements, including, among others: (i) presently anticipated trends in the Company's and Sonus' results of operations and financial condition, including financial projections; (ii) the ability of Sonus to rely on cash generated from operations and the proceeds of financing activities to finance its working capital requirements; (iii) Sonus' business strategy for expanding its operations into new markets; (iv) Sonus' estimated costs to expand, develop new products and channels of distribution; (v) anticipated trends in telephony demands; (vi) the ability of Sonus or any of its subsidiaries to offer high-quality products; (vii) Sonus' ability to distinguish itself from its current and future competitors; and (viii) the size of the market for Sonus' products and anticipated growth of this market. These forward-looking statements are based upon a number of assumptions and estimates that, while presented with numerical specificity and considered reasonable by the Company when taken as a whole, are inherently subject to significant business, political, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon specific assumptions with respect to future business decisions, many of which will change. It can be anticipated that some or all of the assumptions underlying the projections and forward-looking statements included herein will not materialize or will vary significantly from actual results. Accordingly, it can be expected that actual results will vary from the projections and that such variations, in all likelihood, will be material and are likely to increase over time. In addition to the other risks described elsewhere in this Risk Factors discussion, important factors to consider and evaluate in such forward-looking statements include: (i) changes in the external competitive market factors or in Sonus' internal budgeting process which might impact trends in Sonus' results of operations; (ii) unanticipated working capital or other cash requirements; and (iii) changes in Sonus' or the Company's business strategy or an inability to execute its strategy due to unanticipated changes in its targeted markets; (iv) changes in demands for products that perform functions similar to those performed by Sonus' products; and (v) the inability or failure of the Company's management to devote sufficient time and energy to the Company's business. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, there can be no assurance that the forward-looking statements contained herein will in fact transpire.

Dependence On External Funding Sources

         Sonus and the Company expect to rely significantly on external funding sources to finance its operations and growth. Any unexpected reduction in cash flow from operations could increase the Company's external funding requirements to levels above those currently available to it. There can be no assurance that the Company will not experience unexpected cash flow shortfalls in the future or that any increase in external funding required by such shortfalls will be available to it, especially if all the Shares offered hereby are not sold in their entirety. Moreover, the Company can provide no assurance that it will be able to raise any additional funds in connection with money raising activities that it may undertake in the future.

Tax Considerations; No Dividends; No Tax Deductions

         Purchasers of securities should not expect to receive a return on their investment in the form of dividend payments. No representation is made as to when, or if, funds will be available for dividend payments and the Company does not anticipate that it will pay dividends at any time in the foreseeable future. Sonus and the Company are "C" corporations for federal tax law purposes. Accordingly, no shareholder will be entitled to deduct any portion of any losses incurred by the Company or Sonus. Furthermore, potential investors must be aware that the purchase of securities will have tax implications and consequences. Potential investors should direct any questions or concerns with regard to any tax matter to their own independent tax consultant, advisor, accountant or attorney without relying on the information and advice of the Company or any of the Company's advisors.

If the Company's employees and others exercise their stock options, warrants and other rights to acquire common stock, your proportionate interest will be diluted and the Company may not be able to raise additional capital on the most favorable terms

         The Company's directors, officers, employees, agents or affiliates may exercise stock options or warrants to purchase common stock which would result in the dilution of your proportionate interest in the Company. The Company's directors, officers, employees, and affiliates will have the opportunity to profit from any rise in the market value of the common stock or any increase in the Company's net worth. Holders of the Company's warrants have rights to acquire a substantial number of shares of common stock, and the common stock underlying those rights is being registered for resale to the public under federal law.

Your investment may have limited liquidity if an active trading market does not develop or continue.

         Your purchase of the Company's common stock may not be a liquid investment because the Company's securities trade over the counter with quotes on the Bulletin Board. You should consider carefully the limited liquidity of your investment before purchasing any shares of the Company's common stock. The Company has no obligation and no plans to apply for quotation of the Company's common stock on the Nasdaq Stock Market or for listing of the Company's common stock on any national securities exchange. Factors such as the Company's limited earnings history, the absence of a reasonable expectation of dividends in the near future, and the fact that the Company's common stock will not be listed mean that there can be no assurance that an active and liquid market for the Company's common stock will exist at any time, that a market can be sustained, or that investors in the common stock will be able to resell their shares. In addition, the free transferability of the common stock will depend on the securities laws of the various states in which it is proposed that a sale of the common stock be made.

The Company's Stock Price May be Highly Volatile and Subject to Wide
Fluctuations

         The market price of the Company's common stock may be highly volatile and subject to wide fluctuations in response to quarterly variations in operating results, losses of significant customers, announcements of technological innovations or new products by the Company or the Company's competitors, changes in financial estimates by securities analysts, lack of market acceptance of the Company's products and services, or other events or factors, including the risk factors described herein. In addition, the stock market in general, and the technology stocks in particular, experience significant price and volume fluctuations that are often unrelated to a company's operating performance. As with any public company, the Company may be subject to securities class action litigation following periods of volatility in the market price of the Company's securities which could result in substantial costs and a diversion of management's attention and resources.

Resellers of the Company's Securities Must Deliver A Current Prospectus and Comply With State Blue Sky Laws

         If you intend to resell securities sold in this offering, you will be required to deliver a current prospectus to any potential purchaser. Additionally, you will be able to resell the shares in the public market only if the shares are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions where proposed purchasers reside.

The Sale of a Substantial Number of Shares of the Company's Securities Could Cause the Market Price of the Company's common stock to Decline

         Immediately prior to this offering, the Company had 4,598,850 shares of common stock outstanding, not including outstanding warrants or stock options. Of the shares outstanding immediately prior to this offering, 154,248 shares were freely tradable without volume limitations under Rule 144(k) of the Securities Act as of December 2, 1999 and 3,170,435 shares of common stock will be registered in this offering. The Company cannot predict the effect, if any, that sales of shares of the Company's common stock or the availability of such shares for sale will have on prevailing market prices. However, substantial amounts of the Company's common stock could be sold in the public market, which may adversely affect prevailing market prices for the common stock.

The Company's computer systems, or those of the Company's strategic partners, service providers suppliers, or customers, may not operate properly on year 2000-sensitive dates

         The year 2000 problem, if not corrected, could significantly disrupt the Company's operations. The Company is particularly sensitive to these disruptions because the Company is heavily dependent on complex computer systems for most phases of the Company's operations. The Company's partners, service providers, suppliers, and customers are also heavily dependent on computer systems. If any of the Company's customers suffer a computer system failure due to year 2000 problem, they may not be able to use some of the Company's services.

         The year 2000 issue common to most companies concerns the inability of certain software and databases to recognize the year 2000 and other year 2000-sensitive dates. These disruptions could include events ranging from electrical or water failure to computer systems failure, with any of these events potentially resulting in a cessation of the Company's activities until the problem is resolved. A failure of any of the Company's current systems, the failure to implement or integrate new systems without difficulty, if at all, the failure of any new systems, or the failure to upgrade systems as necessary could have a material adverse effect on the Company's financial condition and results of operations. The Company is reviewing its computer systems and operations to identify and determine the extent to which any systems will be vulnerable to potential errors and failures as a result of the year 2000 problem.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operations," "Proposed Business of Access Power," and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the telecommunications industry, the Company's plans and objectives for future operations, the likelihood of the Company's success in developing and expanding the Company's business, potential regulatory obligations, and other statements that are not historical facts. The forward-looking statements included herein are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties, many of which are beyond the Company's control. When used in this prospectus, the words "anticipate," "believe," "estimate," or similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors include, among other things, the risks set forth in the "Risk Factors" section beginning on page 8.

                                USE OF PROCEEDS

         If the warrants are exercised by the selling security holders, the Company will receive proceeds in the form of the exercise price. The 1,013,970 common stock purchase warrants registered in this offering have an aggregate exercise price of $1,448,172 based upon the current exercise price, which results in gross proceeds of $1,448,172 if all of such warrants are exercised for cash, but which results in gross proceeds of $750,000 if all 763,970 warrants with cashless exercise features are exercised on a cashless basis. The per share exercise price for the warrants is between $.92 and $3.00 per share. If the Company receives any proceeds from the exercise of the warrants, the Company expects to use them for working capital. The Company will not receive any proceeds from the sale of the shares of common stock or warrants or the shares of common stock underlying the warrants by the selling security holders and all proceeds will go to the selling security holders to be used for their own purposes.

                      DETERMINATION OF THE OFFERING PRICE

         The offering price of the shares, warrants and underlying shares offered hereunder does not necessarily bear any direct relationship to the revenues or value of the physical or other assets of the Company or Sonus, the book value of the Company or Sonus or any other generally accepted criteria of valuation. The offering price is not necessarily an indication of the actual value of the securities and no assurance can be made that the Securities can be resold for the purchase price or for any price.

                                 CAPITALIZATION

         The following table shows the Company's short-term debt, long-term debt and capitalization as of September 30, 1999 as adjusted to reflect the issuance of 418,140 additional shares of common stock on November 22, 1999. The table does not take into account any of the shares of common stock underlying any common stock equivalents. Common stock equivalents include 763,970 warrants issued in conjunction with placement agent and consulting services, 325,000 warrants held by employees and consultants of the Company, 250,000 warrants held by the founders of the Company, 306,000 options issued to employees as part of an employee stock option plan, 50,000 options issued to a director under the director's stock option plan and 250,000 warrants issued as part of the Unit Equity Offering.

                                                                          SEPTEMBER 30, 1999
                                                                    ----------------------------
                                                                                      PRO FORMA
                                                                        ACTUAL       AS ADJUSTED
                                                                        ------       -----------
Vendor equipment payable                                             $   364,667     $   364,667
Due to shareholders                                                      155,000         155,000
                                                                    ------------    ------------
Total                                                                $   519,667     $   519,667

Common stock                                                         $     4,181     $     4,599
Paid-in capital                                                        1,606,133       2,108,103
Accumulated deficit                                                   (1,447,341)    ( 1,447,341)
                                                                       ---------      ----------
Total shareholders' equity                                           $   162,973     $   665,361

Total Capitalization                                                 $   682,640      $1,185,028
                                                                     ===========      ==========

                                DIVIDEND POLICY

         The Company has not declared or paid any cash dividend on the Company's common stock in the past, and the Board of Directors intends to continue a policy of retaining future earnings to finance the Company's growth and for general corporate purposes. Therefore, the Company does not anticipate paying any cash dividends on common stock in the future.

                                    BUSINESS

         The Company conducts its operations through Sonus Communications, Inc. ("Sonus"), a Virginia corporation and wholly owned subsidiary of the Company. The Company was incorporated in the State of Delaware in April, 1999 and Sonus was incorporated in the Commonwealth of Virginia in May, 1995. The Company primarily acts as a holding company for Sonus common stock and provides certain general and administrative services to Sonus.

SONUS

         Sonus is a US "FCC-214" facilities based telecommunications company that utilizes the public Internet as well as private IP networks as its primary transport media. Sonus is among the first of a growing number of service providers to offer telephone services that utilize the Internet and private IP networks as its primary transport media and is also among the first carriers with Internet based telephone service regarded as equivalent to that of the major international long-distance carriers such as AT&T. Sonus implements leading edge technology in its ongoing effort to develop and deploy a global Internet Protocol ("IP") Network that transmits telephone, facsimile and data services.

         Sonus's current customers are international long-distance carriers and pre-paid calling card companies, that use the Sonus network (the "Sonus Network") to send their commercial telephone traffic through the "least cost route" to international destinations.

         Sonus sells wholesale telephone, facsimile, and Internet service to US and foreign telecommunications carriers and pre-paid phone-card companies. Sonus' principal strategy is to develop business relationships with carriers in U.S. and international markets and to sell "out-bound" and "inbound" telephone services.

         Sonus is currently focused on expanding its international long distance telecommunications network and establishing an infrastructure that primarily uses the public Internet as well as private IP networks. Sonus is attempting to increase its customer base, expand the number of markets served, and expand capacity in the markets currently being served.

         Sonus plans to pursue geographical markets which have been historically under-served, but which management has identified to be "emerging," such as countries in the former Soviet Union (the "FSU"), Southwest Asia and others. Sonus expects to enter new markets that it determines are strategic or offer the best opportunities for exploitation.

         Sonus hopes to gain share in the markets it enters by offering carrier quality services at lower prices than its competitors. Sonus relies on numerous technologies and techniques aimed at driving down the costs of its international routing, including Internet routing, "Intelligent switching" and a "Refile" strategy.

         The public Internet and private IP networks employed by Sonus are significantly more cost-efficient that the older technology networks currently employed by both traditional long-distance carriers that use circuit switching and the "so-called" next-generation telecommunication companies ("Next Gen Telcos"), with networks that are based on "point-to-point" leased bandwidth. Use of the Internet gives Sonus a significant cost advantage, with "carrier grade" efficiency, over competitors that do not benefit from the low cost of Internet bandwidth.

         Sonus is able to offer competitive rates on traffic directed to destinations beyond its points of presence through the use of a Refile strategy and the Intelligent-switching capability built into the fabric of its network. Intelligent switching permits Sonus to utilize its points of presence ("PoPs") in foreign destinations to terminate phone traffic and/or to redirect it to destinations along the least cost route.

         Refile is a "least cost routing" strategy, whereby traffic is directed from one country to another country, then redirected to a third country. This practice permits Sonus to combine the cost-efficiency of its own network with favorable rate structures that exist between the countries in which Sonus maintains its points of presence ("PoPs") and other nations. Refile strategy leverages the Sonus Network by combining the cost-efficient connections between its points of presence ("PoPs") with favorable international long-distance rate structures that may exist from the country in which a PoP resides to other destinations.

         The vast majority of Sonus's traffic originates in the US and terminates in foreign destinations. Revenues derived from traffic originating in foreign destinations and terminating in the US, are deducted from Sonus's foreign termination costs rather than paid to Sonus directly. Therefore, all of Sonus's revenues are derived from US carrier clients and are US dollar denominated, which minimizes Sonus foreign exchange risk and most other financial risks associated with foreign operations.

         The Internet service providers ("ISPs") that serve Sonus employ technologies, techniques and services that bypass the public exchange "choke points" greater than 90% of the time in both directions. Utilizing a strategy called "tunneling," Sonus's ISPs have strategically coordinated their relationship to send voice packets along the shortest, most direct path across the Internet. In bypassing the choke points, Sonus's Internet Protocol Voice packets in effect "cut ahead in line" past other data being transferred across the Internet by conventional means.

COMPETITION

    The markets in which Sonus operates are extremely competitive. Several "Next Gen Telcos" offer Internet-based long-distance service at a substantial discount to traditional commercial grade service.

    Competition for customers is primarily based on price and the type and quality of service offered. Sonus' ability to market its long-distance resale services depends upon the existence of spreads between the rates offered by Sonus and those offered by the International Exchange Carriers ("IXCs") with whom it competes as well as those from whom it obtains service. IXC's are long-distance providers as well as companies that provide long-distance access. Sonus' ability to compete in the long-distance telecommunications market also depends, in part, on its ability to procure advantageous termination rates from other IXCs, and on the ability of such IXCs to carry the calls that Sonus routes to their networks.

         Sonus competes with (i) International Exchange Carriers ("IXCs") engaged in the provision of long-distance access and other long-distance providers, including large carriers such as AT&T, MCI/WorldCom and Sprint and,
(ii) foreign government-owned postal, telegraph and telephone monopolies ("PTTs"), (iii) other marketers of international long-distance, (iv) wholesale providers of international long-distance services, (v) alliances for providing carrier services such as "Global One" (Sprint, Deutsche Telekom, and France Telecom), "Concert" (British Telecom Plc and MCI) and "Uniworld" (AT&T and Unisource-Telecom Netherlands, Telia AB, Swiss Telecom PTT and Telefonica de Espana S.A.), (vi) new entrants to the International and domestic long-distance market, such as the regional telephone operating companies ("RBOCs") in the United States, who have entered or have announced plans to enter the international long-distance market pursuant to recent legislation authorizing such entry, and new or expected entrants to the international long-distance market such as RWE AG ("RWE") in Germany, and (vii) small resellers and facility-based TXCs. Many of Sonus' competitors are significantly larger and have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than Sonus.

SUPPLIERS AND PROVIDERS

    Sonus is dependent on third-party suppliers of telecommunications and Internet network transmission services for many of its services and does not have long-term contracts with some of its suppliers. Sonus' has three principal suppliers of satellite services and two principal suppliers of terrestrial and internet circuits. Sonus is dependent upon its current primary providers of leased-line network capacity and Internet access and upon third-parties to provide telecommunications services to its customers. Sonus' ability to provide quality and reliable telecommunications services and its ability to expand its network through the timely provisioning of new voice and data lines is dependent upon the services of telecommunication and Internet service providers such as MCI/WorldCom.

MAJOR CUSTOMERS

    Currently, Sonus has five primary customers, all of which are resellers of long distance telephone service for long-distance providers or are long distance providers. Sonus is dependent on these five customers for the majority of its revenues.

REGULATORY ENVIRONMENT

    TELECOMMUNICATIONS. Sonus is a Federal Communications Commission ("FCC") "214-approved" facilities based carrier and has received its license under the Communications Act of 1934. U.S. domestic interstate long-distance telecommunications services are generally subject to regulation by the FCC. Intrastate long-distance services are regulated by state commissions, which have varying requirements. International telephone services are subject to regulation by both U.S. and foreign regulators. The FCC requires international telephone service providers such as Sonus to provide service without violating the laws of the countries in which they operate. Local laws and regulations differ among the jurisdictions in which Sonus operates, and the interpretation and enforcement of such laws and regulations vary and are often based on the informal views of the local government ministries which, in some cases, are subject to influence by the local PTTs. In certain of Sonus' principal existing and target markets, there may exist certain laws, regulations or policies that either prohibit or limit, or could be used to prohibit or limit, certain of Sonus' services.

    The 1996 Telecommunications Act substantially altered the regulatory framework for the telecommunications industry for domestic and U.S. international telecommunications services. The 1996 Telecommunications Act directs the FCC to conduct a variety of rulemaking activity to implement the Act's requirements. The Company cannot predict the ultimate effects of this legislation or the outcome of the FCC rulemaking required by this Act. The legislation does not impose substantial regulatory burdens on Sonus at present. However, the rulemaking required by the 1996 Telecommunications Act could produce additional regulatory requirements, including a requirement that Sonus contribute some portion of its revenues to subsidize mechanisms for universal service. In addition, the legislation could increase competition and affect interconnections and costs.

    Many of the overseas markets in which Sonus currently markets long-distance telephone services are undergoing dramatic changes as a result of privatization and deregulation. The European Union has mandated competitive markets for the European telecommunications industry and the various European countries are at different stages of opening their telecommunications markets. As a result of privatization and deregulation, a new competitive environment is emerging in which major European telephone companies, media companies and utilities are entering the telecommunications market and forming new alliances which are radically changing the landscape for domestic and international telephone services. This new environment, although competitive, has allowed small companies such as Sonus to penetrate new markets and rapidly gain market share.

    INTERNET TELEPHONY. The FCC and various state regulatory commissions have not made any formal determinations regarding the regulatory status of voice telephony services provided through use of the Internet. However, America's Carriers Telecommunications Association, an association of domestic phone carriers, filed a petition (the "Petition") in March, 1996 with the FCC alleging that providers of Internet telephone software are operating as telecommunications carriers and, as such, should be subject to the FCC regulatory framework applicable to traditional telecommunications companies.

         The Petition seeks a declaratory ruling establishing the FCC's authority over interstate and international communications using the Internet and an order directing that persons providing Internet phone service to comply with the regulatory requirements of the Communication Act of 1934. Finally, the Petition urges the FCC to initiate a rulemaking proceeding to consider rules governing the use of the Internet for the provision of telecommunication services. The FCC has not taken final action with respect to the Petition.

         Sonus is also subject to regulations relating to Internet telephony in each point of presence in which it operates. Some of the countries in which Sonus' PoPs are located have uncertain and changing regulatory environments.

EMPLOYEES

    Sonus has ten employees, all of which are full-time employees. The Company has no employees and does not anticipate hiring any employees in the foreseeable future. Certain of Sonus' employees have entered into employment and other agreements with Sonus. See "Employment Agreements", incorporated herein by reference.

HISTORY

         THE MERGER OF SONUS WITH SONUS PARK ACQUISITION, INC. In January 1999, Sonus entered into merger discussions with The Park Group, Limited, a dormant public corporation. In anticipation of the merger, Park formed Sonus Park Acquisition, Inc., a Virginia corporation, as a wholly owned subsidiary of Park, which merged with and into Sonus on March 4, 1999, leaving Sonus as the surviving corporation and a wholly owned subsidiary of Park. The former shareholders of Sonus received approximately 92% of the capital stock of Park in the merger.

     THE MERGER OF THE COMPANY WITH PARK. On April 7, 1999, Park organized the Company as a Delaware corporation and wholly owned subsidiary of Park. On April 16, 1999, the Company merged with and into Park, leaving the Company as the surviving corporation following the merger. As a consequence of the merger, Sonus became a wholly-owned subsidiary of the Company. Shares of Park were exchanged for shares of the Company on a one-for-one basis in the merger. The sole purpose of the merger was to reincorporate in the State of Delaware.

         HISTORY OF THE COMPANY'S PREDECESSOR. Park was originally incorporated as American Ventures, Inc. ("AVI") on January 24, 1986 under the laws of the State of Colorado. AVI was formed as a "blind pool," in which investors entrusted management to apply the offering proceeds to acquire or merge with a suitable operating company. In August of 1986, AVI closed an initial public offering of it stock. In February of 1987, AVI acquired The Park Group, Ltd., a mortgage company, (the "Mortgage Company"), as a wholly owned subsidiary. AVI then changed the Mortgage Company's name to "Park Group Mortgage Company, Ltd.," and changed its own name to "The Park Group, Ltd." Park had been dormant for at least three years prior to the merger with the Company.

ENVIRONMENTAL COMPLIANCE

     The cost and effect of compliance with environmental laws has not been a material factor for the Company or Sonus.

FILING OF PUBLIC REPORTS

         In May, 1999, the Company filed a Form 10-SB to register its common stock under Section 12 of the Exchange Act of 1934, as amended, which became effective in July, 1999. The Company is required to file public reports under
Section 13 of that act, including reports on forms 10-KSB, 10-QSB, 8-K and other Exchange Act reports. The public may read and copy any materials the Company files with the SEC without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the reports can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION OF THE COMPANY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.

RESULTS OF OPERATIONS

         The Private Securities Litigation Reform Act provides a "safe harbor" for forward-looking statements. Certain statements included in this Form 10-QSB are forward-looking and are based on the Company's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from results expressed or implied in any forward-looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update any forward-looking statements contained herein or that may be made from time to time by, or on behalf of, the Company.

         For the third quarter of 1999, Sonus had revenues of $393,000 compared to $7,000 for the third quarter of 1998. For the first nine months of 1999, the Company had revenues of $1,022,000 compared to $40,000 for the first nine months of 1998. During 1998, Sonus began installing its network with the first revenues generated from telecommunications services occurring in the fourth quarter of 1998. Revenues prior to the fourth quarter of 1998 were mostly from consulting services. As the Company has focused on telecommunications services and expanding its network, revenues from consulting have decreased with no consulting service revenues during 1999. The first circuit installed was to the Nation of Georgia which began generating revenues in the fourth quarter of 1998. During the first quarter of 1999, the Company began installing the network to China. This circuit began carrying traffic during the 1999 second quarter. Since beginning service to China, the Company has experienced significant declines in prices due to competitive pressures. As a result, the original circuit to China has become uncompetitive. Consequently, the Company made the decision to take the circuit out of service until a new circuit can be located that will be competitive in the market place. During the third quarter of 1999, Sonus installed a point of presence in Southwest Asia. The circuit carried minor traffic in the third quarter and became fully operational during the fourth quarter. The Company anticipates demand for this circuit to increase sufficiently during the fourth quarter that the capacity will need to be expanded during the first quarter of 2000 if not sooner. The Company also expects to add additional points of presence in other locations in the last part of 2000.

         The Company had direct operating expenses of $470,000 and $1,229,000 for the quarter and nine months ended September 30, 1999, respectively. These expenses relate to the installation and operation of the network. Since the network was not installed until the fourth quarter of 1998, there are no comparable expenses in 1998. Direct operating expenses include costs that are incurred during the installation and testing phases of the network, as well as the fixed costs and the operating costs of carrying telephone traffic. These costs have increased quarter over quarter as the Company has been adding to its network. General and administrative expenses were $309,000 for the quarter ended September 30, 1999 compared to $21,000 for the comparable 1998 quarter. General and administrative expenses were $762,000 for the first nine months of 1999 compared to $55,000 for the first half of 1998. This increase is directly attributable to the increase from wages since the two founders in 1998 did not take a salary in the first quarter of 1998 and minimal salary in the second and third quarters of 1998 as compared to staffing of nine at September 30, 1999 and all associated costs of establishing and maintaining an office. Sonus will continue to make an investment in staffing as 1999 progresses. The Company expects that in order to increase capacity of the current installed locations and to expand into additional locations, as well as to obtain the administrative support necessary in connection with being a public company, a significant investment in both equipment and personnel will be needed. The result will be to increase operating expenses with no assurance of any return on investment.

         On March 4, 1999, Sonus merged with and into Sonus Park Acquisitions, Inc, a newly formed wholly owned subsidiary of the Park Group, Ltd. Sonus, which was the surviving entity, became a wholly owned subsidiary of the Park Group and the only asset of Park. On April 7, 1999, Park organized Sonus Communication Holdings, Inc as a Delaware corporation and a wholly owned subsidiary of Park. On April 16, 1999, Sonus Holdings merged with and into Park leaving Sonus Holdings as the surviving corporation. Shares of Park were exchanged for shares of Sonus Holdings on a one-for-one basis. The sole purpose of the merger was to re-incorporate in Delaware. The costs incurred during the first half of 1999 under the caption Merger Related Costs amounting to $254,000 relate to these transactions. In addition, the Company has incurred costs during the third quarter of 1999 related to the acquisition of EOT. Please see the Footnotes to Condensed Consolidated Financial Statements for additional information on the mergers.

         As a result of the limited revenue, the increased costs associated with the expansion and the costs of the merger, the Company had a net loss of $417,000 for the third quarter of 1999 and of $1,251,000 for the first nine months of 1999. This is compared to a net loss of $81,000 for the third quarter of 1998 and a net loss of $90,000 for the first nine months of 1998 when operations were limited.

LIQUIDITY

         At December 31, 1998, the Company had cash of $1,000, negative working capital of $312,000 and negative shareholders' equity of $181,000. During the first nine months of 1999, the Company has been successful in completing three separate rounds of financing. The first round was completed in January 1999 when Sonus sold 750,000 shares of its common stock in a private offering realizing net proceeds aggregating $627,000. In May 1999, the Company completed the second round by selling $575,000 in convertible debentures. These Debentures were automatically converted under the terms of the agreement to common stock with the sale of the Equity Unit offering in August 1999. The third round of financing consisted of the sale of Equity Units comprised of one share of common stock of the Company and one warrant exercisable for one share of common stock at an exercise price of $3.00. The Company closed the minimum under the Equity Unit Offering in August 1999 by selling 250,000 Units thereby netting the Company $435,000 in cash after investment banking fees and other expenses. See the Footnotes to Condensed Consolidated Financial Statements included in this Form 10-QSB for more details related to these transactions.

         Even though the Company has been successful in completing the financing noted above, the Company had negative working capital of $417,852 at September 30, 1999 with positive shareholders' equity of $162,973. As a result, Sonus will need to continue its efforts to raise capital or find other sources of funds to finance the growth of the Company and the continued losses. As part of this effort, on September 29, 1999, the Company entered into an equipment leasing arrangement with its network equipment supplier. The agreement provides for a total available facility of $2.2 million. Under the arrangement, the Company leased $200,000 of network equipment in the third quarter under an operating lease. In addition, it is anticipated that the vendor equipment payable of $364,667 will be put under the lease during the fourth quarter of 1999.

         As noted in the footnotes to the Condensed Consolidated Financial Statements, the Company entered into a letter of intent to acquire Empire One Telecommunications. The acquisition is expected to be accomplished by swapping shares of stock of the Company for shares of EOT. In conjunction with the signing of the acquisition documents, the Company anticipates being able to complete an additional round of financing amounting to approximately $1.25 million to fund the working capital and other needs of the combined entity.

         On May 14, 1999, the Company filed a Form 10SB with the Securities and Exchange Commission to allow the Company's common stock to be traded publicly. The Form 10SB became effective July 14, 1999 and the Company's stock began trading publicly on the NASDAQ electronic bulletin board on August 13, 1999. This may afford the Company the availability of the public market place as a potential source of additional capital. Besides the monies being raised in conjunction with the EOT acquisition, the Company believes it will be necessary to continue to raise funds in both the public and private markets to have enough cash to pay for the expected expansion of the Company and to continue the operations of the Company.

         During the first nine months of 1999, the Company has acquired $386,000 of equipment most of which was for the Company's network. During 1999, the Company has installed equipment in Southwest Asia, China and the United States as part of the effort to increase its network capabilities. The network equipment was financed by the manufacturer and is shown as vendor equipment payable. The additional equipment financing has been offset by payments made to the manufacturer on equipment acquired and financed in 1998 resulting in an increase of $8,000 in the amount owed the manufacturer.

         As part of the expenses associated with the mergers as noted above, the Company hired L. Flomenhaft & Co. as a consultant. The relationship extends for two years. As a fee for these services, L. Flomenhaft & Co. agreed to take shares of the Company's common stock valued at $90,000 in lieu of cash.

         As noted above, expansion of the current network as well as the addition of more locations requires substantial investment of both equipment and personnel. The Company expects that it will have to continue to raise funds in both the private and public markets to have enough cash to pay for this expected expansion and to continue the operations of the Company. The Company believes that ability to raise money in the public sector will enhance these efforts although there can be no assurances that this will be the case or that any public offering of the Company's securities will be made.

IMPACT OF THE YEAR 2000 ON INFORMATION SYSTEMS

         The year 2000 issue arises as the result of computer programs having been written and systems having been designed using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing inability to process transactions, send invoices, or engage in similar normal business activities.

         Holdings is not expected to be affected by Year 2000 because it does not rely on date-sensitive software or affected hardware. The Company's current accounting software was is an "off-the shelf" software package installed during the third quarter of 1999 with the Company ensuring that the software was Year 2000 compliant prior to installation. If the Company finds it is using any other software that is found to be non-compliant, it expects to be able to timely update to compliant versions. However, there are no assurances that a material adverse effect could not occur.

         The Company has not contacted other companies on whose services it depends to determine whether such companies' systems are Year 2000 compliant. If any systems of the Company, or other companies, including Holdings' customers, are not Year 2000 compliant, there could be a material adverse effect on the Company's financial condition or results of operations.

         The worst anticipated year 2000 malfunction that the Company will face is temporary loss of power and other utilities and interruption of Internet services. In that case, the Company's preliminary contingency plan will be to attempt to restore utilities and insure adequate records are available manually to minimize disruption and inconvenience to the Company's customers. The Company believes, however, that the Company's computer software and hardware systems will be substantially year 2000 compliant. There are no assurances that the Company and all of its key suppliers, customers, or third parties upon which the Company relies will completely address and solve the potential problem and by not doing so could result in an adverse material effect on the Company, its financial condition, or results on operations.

                            DESCRIPTION OF PROPERTY.

         The Company maintains its corporate headquarters in and leases 2,027 square feet of office space located at 1600 Wilson Blvd., Suite 1008, Arlington, Virginia 22209. Sonus owns telecommunications equipment located in Holmdel, New Jersey, New York City, New York, Los Angeles, California, Shanghai, China and Tbilisi, Georgia. Sonus paid approximately $428,000 for the telecommunications equipment, of which approximately $231,000 was sold to a customer of Sonus. The value of the equipment currently owned by Sonus is approximately $257,000.

                           CERTAIN MARKET INFORMATION

PRICE RANGE OF COMMON STOCK

         The Company's common stock is traded over-the-counter and quoted on the Bulletin Board under the symbol "SNHD" on a limited and sometimes sporadic basis. Quoting began in August of 1999. The reported high and low prices for the common stock are shown below for the indicated periods through December 2, 1999. The prices presented are closing prices that represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices do not necessarily reflect actual transactions. As of December 2, 1999, there were approximately 184 stockholders of record of the common stock.

                                Closing
                                -------
                                Low      High
                                ---      ----
1999
----
Third Quarter                   2 1/2    3 1/8
Fourth Quarter through
  December 2, 1999              2 1/2    3 5/8

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The names, ages and titles of all directors and executive officers of the Company and Sonus are:

NAME                      AGE                  POSITION
----                      ---                  --------
Charles W. Albo            62          Chairman and Executive Vice President,
                                       Director
W. Todd Coffin             32          President, Chief Executive Officer,
                                       Director
Nana Maraneli              53          Vice-Chairman; Executive Vice-
                                       President; Secretary;
                                       Director
Richard D. Rose            45          Chief Financial Officer;
                                       Treasurer
Stephen Albo               35          Chief Technology Officer
Raleigh Coffin             66          Director
John Theodoracopulos       34          Director
Ronald Frankum             64          Director

Each director is elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Each officer serves at the discretion of the Board of Directors, subject to any applicable employment agreements. Stephen Albo is Charles Albo's son.

CHARLES W. ALBO, CHAIRMAN, EXECUTIVE VICE PRESIDENT, is the co-founder of Sonus and has been Chairman and a director of the Company and Sonus since April 7, 1999, served as Chief Executive Officer of Sonus from its incorporation in May, 1995 until April 14, 1999, and has been a director of the Sonus since May, 1995. Mr. Albo oversees Sonus' existing operations and is responsible for managing and developing new domestic customer relationships and new foreign partnership relationships. Mr. Albo's background is in strategic planning, analysis and management. In 1994, together with Nana Maraneli, Mr. Albo co-founded Goodwill Communications, Ltd. ("Goodwill Communications"), a company which installed and is operating international telecommunications services linking the Nation of Georgia to the United States. From 1994 through the present, Mr. Albo has served as Goodwill Communications' president. Goodwill Communications expects to permanently cease operations in early 1999. From 1992 until 1995, Mr. Albo served as President of Management Vision Partners, Inc. ("Management Vision"), a company which assisted high technology companies in the development of next generation products, non-defense markets and international business.

W. TODD COFFIN, CHIEF EXECUTIVE OFFICER, PRESIDENT, DIRECTOR, joined the Company and Sonus as CEO on April 14, 1999, as President on April 19, 1999 and as a Director on April 20, 1999. From March 1997 to April 1999, Mr. Coffin worked in investment banking for Tanner Unman Securities where he assisted in the financing of telecommunications companies including IDT Corp. and Amnex and technology companies including Fonix, Globalink and SuperConductor Technologies. Mr. Coffin's background is in finance, telecommunications and enabling technologies. From June 1995 to May 1997, Mr. Coffin was the Investment Director for ETOM Technologies, a venture-backed technology company. From April of 1993 to May of 1995, Mr. Coffin was with Alex Brown & Sons. From 1991 to 1993, Mr. Coffin was with Smith Barney, Harris, Upham.

NANA MARANELI, VICE-CHAIRPERSON, EXECUTIVE VICE PRESIDENT, SECRETARY, is the co-founder of Sonus and has been Vice Chairperson, Executive Vice President, Secretary and a director of the Company since April, 1999, was President of Sonus from May, 1995 until April 20, 1999, and has been a director of Sonus since May, 1995. Ms. Maraneli oversees the Company's operations in the FSU and is responsible for the development of new telecommunication opportunities in Eastern Europe and Asia. Ms. Maraneli was born in Tbilisi, Georgia and is a permanent resident of the United

States. She has ten years experience generating business partnerships between entities in the U.S., Tbilisi, Georgia, Moscow, Paris, Vienna, Amsterdam, and London. Under George Soros' direction, Ms. Maraneli organized the development of the Soros Foundation's Georgian branch and served as its first executive director. In 1994, Ms. Maraneli co-founded Goodwill Communications. Goodwill Communications is a Georgian telecommunication service provider linking Georgia to the United States and elsewhere. It is the first private joint venture telecommunications company in Georgia and owns a satellite earth station in Tbilisi, Georgia. From 1993 through 1995, Ms. Maraneli served as Vice President of Management Vision Partners, Inc. While at Management Vision Partners, Inc., Ms. Maraneli assisted other companies in identifying joint venture partners and negotiating joint venture agreements for enterprises in Eastern Europe and the FSU, including joint ventures in Karelia for forest products, Georgia for bank card clearing and Bulgaria for cellular and paging services.

RICHARD D. ROSE, CHIEF FINANCIAL OFFICER, TREASURER, joined the Company and Sonus on April 20, 1999 as Chief Financial Officer and Treasurer. From March 1998 until April 1999, Mr. Rose served as Vice President of Finance and Administration of Visual Mining, Inc., a venture-backed start-up software company. From October 1997 to March 1998, Mr. Rose was the Chief Financial Officer for the Netrix Corporation, a telephone/data switch manufacturer. From January 1997 through September 1997, Mr. Rose ran his own financial services company consulting to high-technology start-ups. Prior to January 1997, for more than five years, Mr. Rose was Chief Financial Officer of Penril Data Communication Networks, Inc., a manufacturer of data communications equipment.

STEPHEN ALBO, CHIEF TECHNOLOGY OFFICER, has been the Company's Chief Technology Officer since January, 1999. He has over 14 years of project management, systems analysis, design, development and maintenance experience at all levels. He also has experience in telecommunications, software development and business management. From January, 1999, Mr. Albo was employed by Sonus as its Chief Technology Officer, responsible for system development, implementation, and maintenance of all voice/data networks. From September, 1996 until January 1999, Mr. Albo was the Director of Information Systems for CommTek Communications Corp., where he oversaw development and operations of all corporate IS functions including production of printed and electronic magazines, and EDI partnerships. From May, 1994 until September, 1996 he was Director of Information Systems/Manager of Technical Support for Intrafed, Inc., where he was in charge of development and operations of all corporate IS functions and the implementation and customer satisfaction of high imaging solutions. Mr. Albo is the son of Charles W. Albo, Chairman and Executive Vice President of the Company and Sonus.

RALEIGH COFFIN, DIRECTOR, has been a director of the Company and Sonus since April 19, 1999. He has extensive management experience in several major corporations. Mr. Coffin is currently Director and Vice Chairman of InMedia Presentations Inc. (listed on the Montreal Exchange as IMD) ("InMedia") and is responsible for the strategic, marketing and funding needs for InMedia. InMedia sells computer software which provides for the digitization of film and other images for enhancement, e-mailing or multi-media presentations. Mr. Coffin served as President and CEO of ETOM Technologies Corp. ("ETOM"), a company that performed research and development for next generation DVD and video on demand technology, from 1992 until 1997. Mr. Coffin served as President and Founder of The Alternate Network, providing original programming and interactive phone services for The Alternate Network. He has served as Brand Manager at Procter & Gamble, assistant to the President and Chairman and as a division manager at General Foods (now Kraft/General Foods/Philip Morris), and President of International Standard Brands (now RJR/Nabisco). In addition, Mr. Coffin had responsibility for all operations outside the U.S. as President of Playtex International.

JOHN THEODORACOPULOS, DIRECTOR, joined the Company in April, 1999. Since 1989, John H. Theodoracopulos has worked for National Shipping & Trading Corp. ("National"), a tanker and bulk carrier operator. Based in New York, New York, he oversees the fleet's worldwide commercial operations. He also advises National's overseas affiliates on investments in real estate, tourism and agriculture.

RONALD FRANKUM, DIRECTOR, was appointed to the Board of Directors on September 27, 1999. Mr. Frankum is the founder, president and chairman of IntelPhone Holdings, Ltd., a telecommunications company started in 1993 to develop business opportunities in GSM technologies, manufacturing and high technology products on a global basis. From July 1996 to December 1998, Mr. Frankum was a member of the board of directors of Digitel, a telecommunications company which conducted trials for a nationwide 900 GSM digital cellular telephone system in the Republic of Slovenia. As a co-founder of PMCL Mobilink, Mr. Frankum helped to create the Motorola mobile phone system in Southwest Asia. In 1994, Mr. Frankum was the Vice-Chairman of the GSM Association and in 1995 served as the Chairman of the North American interest group of the GSM Association. From February 1986 to August 1997, Mr. Frankum served as Chairman of the Board of Saif Telecom Ltd, a Southwest Asiai company involved in the development of telecommunications services in that country and was Managing General Partner of Cellular Fund One, an asset management company that raised capital and built and operated rural cellular telephone systems in the United States. Mr. Frankum is a former Deputy Science Advisor to President Reagan responsible for national telecommunications planning, emergency preparedness and network modernization.

                             EXECUTIVE COMPENSATION

         The Company was incorporated in April 1999 and has no history of executive compensation to report. Herbert R. Donica served as the chief executive officer of Park, the Company's predecessor, during the last three fiscal years, until February 26, 1999. Mr. Donica received no compensation for his services as chief executive officer of Park. Effective April 16, 1999, Park merged with and into the Company, with the Company as the surviving corporation. No other executive officer of Park received any compensation for services rendered to Park during the last three fiscal years. Charles W. Albo served as chief executive officer of Sonus during the last three fiscal years, until April 14, 1999. Mr. Albo received a cash salary of $9,794 in 1998, $35,996 in 1997 and $7,363 in 1996.

OPTION/SAR GRANTS IN FISCAL 1998

         The Company did not grant any stock options or SARs to the Company's executive officers or directors during the fiscal year ended December 31, 1998.

STOCK OPTIONS EXERCISED DURING FISCAL YEAR

         None of the Company's executive officers or directors exercised stock options or stock appreciation rights during the fiscal year ended December 31, 1998.

LTIP AWARDS DURING FISCAL YEAR

         The Company did not make any long term incentive plan awards to any executive officers or directors during the fiscal year ended December 31, 1998.

EMPLOYMENT CONTRACTS

         The Company entered into a three year employment agreement with Charles W. Albo as of April 15, 1999. The agreement provides that he will serve as Executive Vice President and Chairman of the Company. He has agreed to forgo any salary during the first year of the term (through May 1, 2000) but will become entitled to receive salary thereafter equivalent to that of similarly situated executives of the Company, to be not less than $84,000 per year. The agreement also provides that Mr. Albo shall be entitled to participate in benefit programs available to similarly situated senior management employees from and after April 15, 2000. The Company may terminate Mr. Albo's employment agreement for "cause" or upon a finding of disability under the agreement. The employment agreement also contains provisions pursuant to which Mr. Albo has agreed not to compete with the Company.

DIRECTORS COMPENSATION

         The directors do not receive any fees for their services in such capacity. However, each Director is reimbursed for all reasonable and necessary costs and expenses incurred as a result of being a Director of the Company.

         On June 10, 1999, the Company adopted the 1999 Director Stock Incentive Plan (the "Director Plan"), which was approved by a majority of the stockholders on July 12, 1999. Under the terms of the Director Plan, which expires on June 10, 2009, non-employee directors of the Company may be granted non-statutory stock options at an exercise price equal to 100% of the fair market value on the date of grant. No option will be exercisable more than ten years from the date of grant. The Company has reserved 350,000 shares for issuance under the 1999 Plan. As of the date of this prospectus, options to purchase 50,000 shares have been granted to Ronald Frankum under the Director Plan entitling Mr. Frankum to purchase 50,000 shares at an exercise price of $1.50 per share.

EMPLOYEE STOCK INCENTIVE PLAN

         On June 10, 1999, the Company also adopted the 1999 Stock Incentive Plan (the "1999 Plan") which was approved by a majority of the stockholders on July 12, 1999. Under the terms of the 1999 Plan, which expires on June 10, 2009, employees of the Company and its subsidiaries may be granted incentive stock options, non-statutory stock options and restricted stock awards. The option price of shares of common stock generally will not be less than 100% of the fair market value on the date of grant or 110% of fair market value in the case of a grant to a 10% or greater shareholder. No option will be exercisable more than ten years from the date of grant. The Company has reserved 500,000 shares for issuance under the 1999 Plan. As of the date of this prospectus, employees had been granted 306,000 shares. Options typically vest quarterly over a three year period unless the Board of Directors in its discretion provides otherwise. Options shall become fully vested upon a "change of control" as defined in the 1999 Plan. The Board of Directors has discretion to set the terms and conditions of options; including the term, exercise price, and vesting conditions, if any; to determine whether the option is an incentive stock option or a non-qualified stock option; to select the persons who receive such grants; and to interpret and administer the 1999 Plan.

                              CERTAIN TRANSACTIONS

         In April, 1999, Mr. Albo, Chairman and Executive Vice President, and Ms. Maraneli, Co-Chairperson and Executive Vice President, each transferred 550,000 shares of common stock to the Company (the "Founders Shares"), for cancellation by the Company. The cancellation became effective in May, 1999. In exchange for the Founders Shares, the Company issued to Mr. Albo and Ms. Maraneli each 125,000 stock purchase warrants dated April 20, 1999. Mr. Albo and Ms. Maraneli are the original founders of Sonus.

         In April, 1999, Mr. Albo and Ms. Maraneli also each transferred to the Company 75,000 shares, at a price of $1.50 per share (the "Redemption Price"), which shares were redeemed by the Company effective in May, 1999. Mr. Albo, Ms. Maraneli and the Company have agreed that payment of the Redemption Price will be deferred until the closing of a private placement of common stock in an amount not less than $1,000,000 or another equity financing of the Company in which the Company receives proceeds of not less than $1,000,000.

         In exchange for the deferral of the Company's payment obligations, the Company has agreed to advance each of Mr. Albo and Ms. Maraneli up to $7,000 each month as a loan from the Company to Mr. Albo and Ms. Maraneli, not to exceed the Redemption Price in the aggregate. All amounts so advanced will be deducted from the Redemption Price to be paid to Mr. Albo and Ms. Maraneli upon the closing of the proposed private placement or other equity financing providing proceeds to the Company not less than $1,000,000. Mr. Albo and Ms. Maraneli are required to repay such advances only from the amount of the Redemption Price paid to Mr. Albo and Ms. Maraneli by the Company.

         In April 1999, the Company and Mr. Albo agreed to convert the shareholder demand note in the aggregate principal amount of $99,969 issued by Sonus in favor of Mr. Albo into 44,431 shares of common stock, reflecting a conversion rate of at least $2.25 per share. The demand note was cancelled in exchange for the issuance of the shares in May, 1999.

         In May, 1999, the Company sold $575,000 of its 10% Convertible Debentures. The Debentures were automatically converted into common stock upon the first closing of the Unit offering described below at an effective conversion price of $1.00 per share. Mr. Theodoracopulos, a director, purchased $25,000 aggregate principal amount of such Debentures.

         In October, 1999, the Company entered into a letter agreement with the investment banking firm of Hudson Allen Co. ("Hudson Allen"). Under the terms of the agreement, Hudson Allen has agreed to render investment banking services for one year in exchange for a signing fee of 500,000 common stock purchase warrants, 100,000 of which vested upon signing, the remainder to vest in 100,000 warrant increments for each $2,000,000 worth of financing obtained for the Company by Hudson Allen. Under the agreement, Hudson Allen will also serve as the Company's non-exclusive placement agent and be entitled to receive as commissions in connection with any such financing a cash fee of 8% of gross proceeds received and 8% warrant coverage for proceeds up to $5,000,000 and a cash fee of 5% and 5% warrant coverage for proceeds received in excess of $5,000,000. The Company expects the warrants to provide for registration rights with respect to the common stock underlying the warrants.

         For its management and consulting work, Hudson Allen will be entitled to receive a management fee of $6,000 per month from and after the date on which it has raised $1,000,000 for the Company. In the event of a merger or acquisition consummated by a source introduced to the Company by Hudson Allen, a fee in the amount of 3% shall be payable to Hudson Allen. In any event, if within one year after termination of this agreement, or any time while this agreement is in effect, the Company is acquired by another entity not introduced by Hudson Allen and Hudson Allen works on such transaction, Hudson Allen will be paid 1% of the transaction value.

         Hudson Allen will be entitled to the foregoing fees in the event that at any time prior to the expiration of 12 months after their termination (or the expiration of Hudson Allen's engagement) a financing, merger or acquisition is consummated and there was contact by or through Hudson Allen or its affiliates with the other party to the financing, or an affiliate thereof regarding financing during the period of the engagement, or any materials, presentations or analyses prepared by Hudson Allen are provided to the other party prior to consummation of the financing. The agreement requires the Company to indemnify Hudson Allen under certain circumstances and reimburse Hudson Allen for its expenses incurred in the course of representing the Company. The Company can provide no assurance that Hudson Allen will be successful in raising funds for the Company or in finding suitable acquisitions.

         Mr. Coffin has been serving as chief executive officer on an interim month-to-month basis since his contract expired on October 15, 1999. The Company is actively engaged in locating a suitable replacement but has not yet made a hiring decision. Mr. Coffin intends to step down as chief executive officer and a director of the Company during the fourth quarter of this year assuming that a suitable replacement is located. The Company can provide no assurance, however, that it will be able to locate a suitable replacement prior to Mr. Coffin's departure. In addition, Mr. Coffin is associated with Hudson Allen Co., the Company's investment banking firm, which renders consulting, investment banking and management services to the Company under the agreement between the Company and Hudson Allen. Mr. Coffin may receive a portion of the consideration to which Hudson Allen becomes entitled under the agreement between the Company and Hudson Allen.

See "Security Ownership of Certain Beneficial Owners and Management:
Conditional Right to Acquire Certain Securities" for additional information, which is incorporated by reference herein.

See "Executive Compensation: Employment Agreements" for additional information, which is incorporated by reference herein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information regarding the beneficial ownership of the common stock, the only class of capital stock authorized, as of December 2, 1999, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and the Chief Executive Officer,
(iii) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                       BENEFICIAL OWNERS OF MORE THAN 5%
                         OF THE COMPANY'S COMMON STOCK

NAME AND ADDRESS                                       AMOUNT AND NATURE
OF BENEFICIAL OWNER                                 OF BENEFICIAL OWNERSHIP                  PERCENT OF CLASS
-------------------                                 -----------------------                  ----------------

Charles W. Albo                                          1,044,431 (1)                             22.7%
1600 Wilson Blvd
Suite 1008
Arlington, VA
22201

Nana Maraneli                                            1,000,000 (2)                             21.7%
1600 Wilson Blvd.
Suite 1008
Arlington, VA
22201


L. Flomenhaft & Co., Inc.                                  889,088(3)                              16.6%
225 West 34th Street
Suite 2008
New York, NY
10122

----------------------
(1) Includes 1,000,000 shares owned of record by Albo Limited Partners, a Virginia limited partnership, of which Mr. Albo is general partner.

(2) Includes 950,000 shares owned of record by Maraneli Limited Partners, a Virginia limited partnership, of which Ms. Maraneli is general partner.

(3) Includes 120,000 shares of outstanding common stock and fully vested common stock purchase warrants (i) issued January 21, 1999 to purchase 78,750 shares of common stock at an exercise price of $1.00 per share,
     (ii) issued January 21, 1999 to purchase 487,500 shares of common stock at an exercise price of $.92 per share, (iii) issued August 3, 1999 to purchase 86,250 shares of common stock at an exercise price of $1.00 per share, (iv) issued August 3, 1999 to purchase 25,500 shares of common stock issuable at an exercise price of $3.00 per share, (v) issued August 3, 1999 to purchase 32,812 shares of common stock at an exercise price of $2.00 per share, and (vi) issued November 22, 1999 to purchase 58,276 shares of common stock at an exercise price of $1.35 per share. See "Description of Securities, Description of Warrants".

         The following table sets forth, as of December 2, 1999, the beneficial ownership of shares of common stock of the Directors and Executive Officers of the Company.

                       BENEFICIAL OWNERSHIP OF DIRECTORS
                             AND EXECUTIVE OFFICERS

NAME AND ADDRESS                             AMOUNT AND NATURE
OF BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP       PERCENT OF CLASS
-------------------                       -----------------------       ----------------
Charles W. Albo - Chairman                     1,044,431 (1)                 22.7%
and Executive Vice President
1600 Wilson Blvd.

Suite 1008
Arlington, VA 22201

Steven Albo                                               125,000 (2)                  2.6%
Chief Technology Officer
1600 Wilson Blvd.
Suite 1008
Arlington, VA 22201

Raleigh Coffin - Director                                  75,000 (3)                 -- (4)
c/o Hudson Capital Advisors, LLC
160 Shore Road
Old Greenwich, CT 06870

W. Todd Coffin - Chief Executive                           54,444 (5)                  1.2%
Officer, President and Director
1600 Wilson Blvd.
Suite 1008
Arlington, VA 22201

Nana Maraneli - Vice Chairperson,                        1,000,000 (6)                 21.7
Executive Vice President and Secretary
1600 Wilson Blvd.,
Suite 1008
Arlington, VA 22201

Richard D. Rose - Treasurer                                41,667 (7)                 -- (4)
and Chief
Financial Officer
1600 Wilson Blvd.,
Suite 1008
Arlington, VA 22201

John Theodoracopulos                                      150,623 (8)                  3.3%
Director
545 Madison Avenue
6th Floor
New York, NY 10022

Ronald Frankum                                             4,167 (9)                  -- (4)
Director
774 Mays Blvd., Suite 10-222
Incline Village, NV 89451

Directors and Executive                                   2,495,332                   51.3%
Officers as a Group

------------------

(1) Includes 1,000,000 shares owned of record by Albo Limited Partners, a Virginia limited partnership, of which Mr. Albo is general partner.

(2) Represents warrants to purchase 75,000 shares of common stock at $1.00 per share granted as of January 1, 1999, all of which are vested, warrants to purchase 25,000 shares of common stock at $1.00 per share granted as of April 20, 1999, all of which are vested, and options to purchase 25,000 shares of common stock at $1.50 per share, all of which are vested.

(3) Represents 75,000 warrants to purchase shares of common stock at an exercise price of $1.00 per share which are fully vested.

(4)  Percent of class is less than 1%.

(5) Includes 4,444 common stock purchase warrants owned of record by Hudson Allen Co., with which Mr. Coffin is associated.

(6) Includes 950,000 shares owned of record by Maraneli Limited Partners, a Virginia limited partnership, of which Ms. Maraneli is general partner.

(7) Represents warrants to purchase 25,000 shares of common stock at an exercise price of $1.00 per share which are vested, and options to purchase 16,667 shares of common stock at $1.50 which are vested.

(8) Includes 138,123 shares of issued common stock and warrants to purchase 12,500 shares of common stock at an exercise price of $3.00 per share which are fully vested.

(9) Represents options granted under the Company's 1999 Directors Stock Option Plan which are fully vested.

                CONDITIONAL RIGHT TO ACQUIRE CERTAIN SECURITIES

         In addition to the shares set forth in the table above, Charles Albo and Nana Maraneli also each own warrants to purchase 125,000 shares of common stock at $1.50 per share, which vest when the shares of common stock issued in the Unit placement are registered for resale or otherwise are exempt from registration under the Securities Act and the stock price per share has closed at or above $3.00 bid for 20 consecutive trading days within the eighteen month period following the closing of such private placement. The warrants were issued on April 20, 1999 and expire on April 20, 2004. The Company does not expect the foregoing vesting conditions to be satisfied within the next 60 days.

         In addition to warrants to purchase 100,000 shares of common stock at a price of $1.00 per share, all of which are fully vested, Mr. Stephen Albo owns warrants to purchase an additional 50,000 shares of common stock at a price of $1.00 per share, which vest in equal 10,000 warrant increments on each six month anniversary of the date of issuance of the warrants. The warrants were issued to Mr. Stephen Albo as of April 20, 1999.

         In addition to owning fully vested warrants to purchase 75,000 shares of common stock at a price of $1.00 per share, Mr. Raleigh Coffin also owns additional warrants to purchase 25,000 shares of common stock at an exercise price of $1.00 per share, which vest upon the accomplishment of certain other milestones which may not be met within the next 60 days. The warrants were issued on April 20, 1999 and expire on April 20, 2004.

         In addition to the 54,444 shares of common stock shown in the table above, Mr. W. Todd Coffin, through Coffin & Sons, Inc., his wholly-owned consulting company, also has the right to receive (i) 50,000 additional shares of common stock upon the completion of the next private placement to occur after April, 1999 in an amount in excess of $1,000,000 at a price per share of at least $1.50 per share, (ii) 50,000 shares of common stock following the closing of such private placement, if the shares issued in such private placement are successfully registered for resale under the Act and the stock trades at or above $3.00 per share for 20 consecutive trading days within 18 months of the closing of such private placement, and (iii) in the event Sonus and Coffin & Sons, Inc. choose not to renew their consulting arrangement, 50,000 shares of common stock following the installation of a new chief executive officer identified and recruited by Coffin & Sons, Inc. and acceptable to Sonus.

         In November, 1999, the Company entered into a merger agreement to acquire Empire One Telecommunications, Inc., a New York corporation ("EOT"). EOT is a competitive local exchange carrier and internet service provider doing business primarily in the northeast and western U.S. The merger agreement provides that EOT will merge into EOT Acquisition Corporation, a newly created wholly-owned subsidiary of the Company, with EOT Acquisition Corporation as the surviving corporation following the merger (the "EOT Acquisition"). The stockholders of EOT would receive 1,065,857 shares of the Company's common stock in the merger. As part of the EOT Acquisition, EOT Acquisition Corporation plans to assume all of EOT's outstanding liabilities. The Company expects to offer piggy-back registration rights in connection with the shares of common stock to be issued in the merger and plans to employ at least three of the key employees of EOT and pay them annual salaries of $115,000 each plus options or warrants to purchase up to 150,000 shares of the Company's common stock at a strike price of $3.00 per share, to vest over a three year period in equal installments, plus other standard benefits. The closing of the merger is subject to, among other things, the approval of various persons and governmental agencies including, without limitation, the Federal Communications Commission and the New York State Public Service Commission. The Company can provide no assurances that such approvals will be obtained and that the other conditions to closing contained in the merger agreement will be satisfied, or that the merger will be consummated.

                            SELLING SECURITY HOLDERS

         The following tables list the name, position, office or other material relationship which the selling security holder has had within the past three years with the Company, if any, and the amount of securities of each class owned by such security holder before the offering. The registration statement of which this prospectus is a part registers all outstanding shares of common stock and all shares of common stock underlying warrants held by each of the selling security holders, if any, all of which may be offered for the security holder's account pursuant to this registration. If all of the securities registered under this registration statement are sold, none of the selling security holders will own any securities of the Company after the offering is completed. The selling security holders may at various times sell the shares of common stock and/or warrants offered hereby and may choose to sell less than all or none of such shares or warrants.

OUTSTANDING COMMON STOCK

         The persons and entities listed below are holders of that number of issued and outstanding shares of common stock set forth opposite their names, respectively, all of which are being registered and may be sold under the registration statement of which this prospectus is a part.

                                                Shares Beneficially Owned          Number of
                                                  Prior to the Offering        Shares Registered

Beneficial Owner                                Number          Percent
----------------                                ------          -------
Austen, Karl R.                                  12,500            * %                12,500
10810 Massachusetts Ave No. 1
Los Angeles, CA  90024

Becker, Stanley                                  25,000             * %               25,000
55 East End Avenue, Apt 7A
New York, NY 10028

Bencivenga, John                                 5,093              * %               5,093
38 Blossom Heath
Lynbrook, NY  11563

Benjamin, Samuel, MD. Inc.                       50,000             1.9%              50,000
Profit Sharing Plan and Trust
2219 Balsam Avenue
Los Angeles, CA  90064

Benevolent Partners                              62,038             1.9*              62,038
4 Clarence Place
San Francisco, CA  94107

Blumenfeld, Alan J.                              12,733             * %               12,733
1220 Park Avenue
New York, NY  10128

Bolloten, Gregory                                25,000             * %               25,000
489 Sandlewood Drive
Aptos, CA 95003

Buckner, Larry E., Sr.                           12,500             * %               12,500
10607 Anita Drive
Lorton, VA  22079

Connery, Michael M.                             100,623            3.2 %             100,623
c/o Skadden, Arps, Slate,
Meagher and Flom
919 3rd Avenue
New York, NY  10022

Giuseppe D'Arcangelo                             7,408              * %               7,408
16 East 74th Street
New York, NY  10021

Domaco Venture Capital Fund                      25,623             * %               25,623
90 Park Avenue, 16th Fl.
New York, NY  10016

Donica, Herbert and Janice (1)                   30,000             * %               30,000
632 Luzon Avenue
Tampa, FL 33606

Eilian, Jonathan                                 25,000             * %               25,000
c/o Starwood Capital
3 Pickwick Plaza - #250
Greenwich, CT 06830

Eilian, Kevin                                    30,000             * %               30,000
c/o Starwood Capital
3 Pickwick Plaza - #250
Greenwich, CT 06830

Epinal Ltd.                                      35,000             * %               35,000
Attn: Paula Douer
10155 Collins Avenue
Bal Harbour, FL 33154

Evansville Ltd.                                 175,000             3.8%             175,000
Attn. Thomas A Huzer, Esquire
750 5th Avenue
New York, NY 10019

Farber, S. Edmond                                44,142             * %               44,142
2526 Locust Avenue
No. Bellmore, NY 11710

Ferrante, Vincent                                10,249             * %               10,249
7 Park Court
Fort Salonga, NY  11768

L. Flomenhaft & Co., Inc.  (2)                  145,500            16.6%             145,500
225 West 34th Street, Suite 2008
New York, NY 10122

Steven Goodman Defined Benefit                   15,000             * %               15,000
Pension Plan (3)
24843 Delprado #536
Dana Point, CA 92629

Gormley, Arthur and Denise                       30,279             * %               30,279
108 Signs Road
Staten Island, NY 10314

Gross, John                                      18,519             * %               18,519
16 Hoccy Lane
Rye Brook, NY  10573

Jaffe, Max D., Trust                             25,000             * %               25,000
141 Great Neck Road
Apartment 5E
New York, NY  11021

Kaplan, Andrew                                   10,249             * %               10,249
18 Wayside Lane
Lloyd Harbor, NY 11743

Kaplan, David                                    10,249             * %               10,249
27 Hilltop Drive
Melville, NY  11747

Kaplan, Eileen                                   63,123            13.7%              63,123
4 Spinning Wheel Lane
Dix Hills, NY   11746

Kaplan, Jerry                                    15,374             * %               15,374
150 Motor Pkwy, Suite 311
Hauppauge, NY  11788

Kaplan, Lawrence (4)                             83,622            2.1 %              83,622
17 Riverview Terrance
Smithtown, NY 11787

Kaplan, Stephen                                  10,249             * %               10,249
3 Kalb Street
Dix Hills, NY  11746

Kaplan, Stanley                                  10,186             * %               10,186
G-V Capital
150 Vanderbilt Motor Parkway
Suite 311
Hauppage, NY  11788

                                       40

Lax, Melvin                                      15,374             * %               15,374
7 Sturbridge Lane
Dix Hills, NY  11746

Lazar, Ron                                       25,623             * %               25,623
575 Fifth Avenue
30th Floor
New York, NY  10017

Mail, Russell A.                                 25,000             1.1%              25,000
361 Hemsley Drive
Queenstown, MD  21658

Miller, Michel                                   25,466             * %               25,466
485 Madison Avenue
Suite 1100
New York, NY  10022

Mittleman, Philip                                25,466             * %               25,466
11601 Wilshire Boulevard
21st Floor
Los Angeles, CA  90025

Nathanson, Barry                                 40,000             * %               40,000
6 Shore Cliff Place
Great Neck, NY 11572

Peterson, William H., Trustee                    18,519             * %               18,519
William H. Peterson Living Trust
2403 Beach Road
Walled Lake, MI  48390

Polak, Anthony                                   25,623             * %               25,623
575 Fifth Ave., 30th Floor
New York, NY 10017

Polak, Anthony G.                                18,519             * %               18,519
8 Elkslip Lane
Greenwich, CT  06831

Polak, Jack                                      51,247             1.1%              51,247
195 Beech St.
Eastchester, NY 10709

Polak, Margrit B.                                18,519             * %               18,519
1411 Carroll Avenue
Los Angeles, CA  90026

R L Capital                                      51,247             1.1%              51,247
c/o Ronald Lazar
575 Fifth Avenue
New York, NY  10017

                                       41

Romano, Alfred                                   15,000             * %               15,000
4 Wagonwheel Drive
Dix Hill, NY 11746-5017

Rosenthal, James                                 14,800             * %               14,800
200 West Houston Street
#2B
New York, NY  10014

Rosenthal, James and Bishop, Kathy               25,000             * %               25,000
200 West Houston St. #2B
New York, NY 10014

Rothschild, Jonathan                             44,142             * %               44,142
c/o Arterio, Inc.
1061-B Shary Circle
Concord, CA  94518

Rubin, Michael                                   20,000             * %               20,000
1840 Aloha Lane
Gladwin, PA 19035-1033

Silva, Jerry                                     25,000             * %               25,000
3700 Oceanside Road West
Oceanside, NY 11572

Silverman, Mark                                  12,733             * %               12,733
10 Ursuline Court
Oyster Bay CV, NY  11771

Stephaich, Paul                                  79,500            2.8 %              79,500
117 East 72nd Street
Apt 14
New York, NY  10021-4249

Tanner, Adam                                     7,408              * %               7,408
16 East 74th Street
New York, NY  10021

Tanner, Marie                                    7,408              * %               7,408
16 East 74th Street
New York, NY  10021

Terhorst, Kasper and Rita,                       12,500             * %               12,500
as Trustees of the Kasper
and Rita J. Terhorst
Family Trust Dated July
18, 1988
4477F Shadow Hills Bl.
Santa Barbara, CA  93105

Terhorst, Kasper                                 45,374             * %               45,374
4477 F Shadow Hills Boulevard
Santa Barbara, CA  93105

Theodoracopulos, John (5)                       138,123             3.3%             138,123
689 Halsey Neck Ln.
Southhampton, NY  11968

Windy City, Inc.                                 25,466             * %               25,466
Joel Kantar
333 West Wacker
Suite 2710
Chicago, IL  60606

Wolf, Peter                                      15,000             * %               15,000
123 Lakeshore Drive
Lake Ronkonkoma, NY 11779

Zante Holdings S.A.                             148,149             3.2%             148,149
c/o Pierre Bessone
1, Avenue De La Costa
Monaco, Monaco MC98000

Zolot, C. Barry and Marjorie                     55,000             1.7%              55,000
48 Brampton Lane
Great Neck, NY  11023

*Less than 1%.

1 Herbert Donica served as Chairman and Chief Executive Officer of The Park Group Limited, the Company's predecessor, until March, 1999.
2 L. Flomenhaft & Co., Inc. has served as the Company's placement agent in connection with private placements of the Company's securities from January through November, 1999.
3 Steven Goodman, beneficiary of the plan, served as a director of The Park Group, Limited, the Company's predecessor, until March, 1999.
4 Lawrence Kaplan served as a director of The Park Group Limited, the Company's predecessor, until March, 1999.
5 John Theodoracopulos currently serves as a director of the Company and has served in such capacity since April, 1999.

WARRANT HOLDERS

         The persons set forth below are holders of warrants to purchase that number of shares of common stock set forth opposite their names, respectively, at the strike price indicated. All of the warrants listed below are being registered by the registration statement of which this prospectus is a part and may be sold by the selling warrant holders in this offering.

                                                  Beneficial Ownership of Warrants
                                                            Before Offering

                                      Number          Percent            Exercise          Number of
                                                                           Price        Warrants Offered

Austen, Karl R.                         12,500             *                  $3.00           12,500
10810 Massachusetts Ave
No. 1
Los Angeles, CA  90024

Benevolent Partners                     25,000            1.9%                $3.00           25,000
4 Clarence Place
San Francisco, CA  94107

Buckner, Larry E., Sr.                  12,500             *                 $3.00            12,500
10607 Anita Drive
Lorton, VA  22079

Hudson Allen Co.                        4,444              *                  $.92             4,444
Hudson Allen & Company
250 Kitchawan Rd.
South Salem, NY 10590

Connery, Michael M.                     50,000            3.2%              $3.00             50,000
c/o Skadden, Arps, Slate,
Meagher and Flom
919 3rd Avenue
New York, NY  10022

L. Flomenhaft & Co., Inc.              487,500           16.6%              $.92              487,500
(2)                                    165,000                             $1.00              165,000
225 West 34th St.                       58,276                             $1.35              58,276
Suite 2008                              32,812                             $2.00              32,812
New York, NY 10122                      25,500                             $3.00              25,500

Kaplan, Lawrence (4)                    11,250            2.1%               $1.00            11,250
17 Riverview Terrace
Smithtown, NY 11787

Mail, Russell A.                        25,000            1.1%                $3.00           25,000
361 Hemsley Drive
Queenstown, MD  21658

Stephaich, Paul M.                      49,500            2.8%                $3.00           49,500
117 East 72nd Street
New York, NY  10021

Tanner Unman Securities, Inc.           4,688              *                  $2.00            4,688
(6)
900 3rd Avenue
New York, NY 10022

Terhorst, Kasper and Rita, as           12,500             *                  $3.00           12,500
Trustees of the Kasper and Rita
J. Terhorst Family Trust Dated
July 18, 1988
4477F Shadow Hills Bl.
Santa Barbara, CA  93105

Theodoracopulos, John (5)               12,500            3.3%               $3.00            12,500
689 Halsey Neck Lane
Southhampton, NY  11968

Zolot, Barry C. and Marjorie            25,000            1.7%                $3.00           25,000
48 Brampton Lane
Great Neck, NY 11023

6 Tanner Unman Securities, Inc. has served as the Company's placement agent.

COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS

         The security holders listed below are also beneficial owners of the number of shares of common stock indicated below, which shares are issuable upon exercise of warrants presently held by such selling security holders. All of such underlying shares are being registered by the registration statement of which this prospectus is a part and all such underlying shares, when issued, may be sold under the registration statement of which this prospectus is apart.

                                             Beneficial Ownership
                                                Before Offering                     Number of
                                            Number                 Percent        Shares Offered
Austen, Karl R.                              12,500                     *            12,500
10810 Massachusetts Ave
No. 1
Los Angeles, CA  90024

Benevolent Partners                          25,000                   1.9%           25,000
4 Clarence Place
San Francisco, CA  94107

Buckner, Larry E., Sr.                       12,500                     *            12,500
10607 Anita Drive
Lorton, VA  22079

Hudson Allen Co. (6)                         4,444                      *            4,444
Hudson Allen & Company
250 Kitchawan Rd.
South Salem, NY 10590

Connery, Michael M.                          50,000                   3.2%           50,000
c/o Skadden, Arps, Slate,
Meagher and Flom
919 3rd Avenue
New York, NY  10022

L. Flomenhaft & Co., Inc.                   769,088                   16.6%         769,088
(2)
225 West 34th St.
Suite 2008
New York, NY 10122

Kaplan, Lawrence (4)                         11,250                   2.1%           11,250
17 Riverview Terrace
Smithtown, NY 11787

Mail, Russell A.                             25,000                   1.1%           25,000
361 Hemsley Drive
Queenstown, MD  21658

Stephaich, Paul M.                           49,500                   2.8%           49,500
117 East 72nd Street
New York, NY  10021

Tanner Unman Securities,                     4,688                      *            4,688
Inc. (7)
900 3rd Avenue
New York, NY 10022

Terhorst, Kasper and Rita, as                12,500                     *            12,500
Trustees of the Kasper and Rita
J. Terhorst Family Trust Dated
July 18, 1988
4477F Shadow Hills Bl.
Santa Barbara, CA  93105

Theodoracopulos, John (5)                    12,500                   3.3%           12,500
689 Halsey Neck Lane
Southhampton, NY  11968

Zolot, Barry C. and Marjorie                 25,000                   1.7%           25,000
48 Brampton Lane
Great Neck, NY 11023

                              PLAN OF DISTRIBUTION

         The selling security holders have advised the Company that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers, or dealers regarding the distribution and resale of the shares or warrants. If the Company is notified by a selling security holder that any material arrangement has been entered into with an underwriter for the sale of their shares or warrants, then, to the extent required under the Securities Act of 1933 or the rules of the Securities and Exchange Commission, a supplemental prospectus will be filed to disclose such of the following information as the Company believes appropriate: (i) the name of the participating underwriter; (ii) the number of the shares or warrants involved; (iii) the price at which such shares or warrants are to be sold, the commissions to be paid or discounts or concessions to be allowed to such underwriter; and (iv) other facts material to the transaction.

         Neither the shares nor warrants have been registered for sale by the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

         The Company expects that the selling security holders will sell their securities covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling security holders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling security holders and/or the purchasers of the securities for whom they may act as agent (which compensation may be in excess of customary commissions). The selling security holders and any broker-dealers that participate with the selling security holders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling security holders will sell any or all of the common stock or warrants offered by them hereunder.

         Sales of the securities on the OTC Bulletin Board or other trading system may be by means of one or more of the following:

          (i) a block trade in which a broker or dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

          (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and

          (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. From time to time the selling shareholders may engage in short sales, short sales against the box, puts and calls, and other hedging transactions in the Company's securities, and may sell and deliver their shares of the Company's common stock in connection with such transactions or in settlement of securities loans. In addition, from time to time a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of such shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.

         The selling security holders are not restricted as to the price or prices at which they may sell their share of common stock or warrants. Sales of such securities at less than market prices may depress the market price of the Company's common stock. Moreover, the selling security holders are not restricted as to the number of shares or warrants that may be sold at any one time.

         The Company has advised the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to sales in the market of the common stock offered hereby. The Company has also advised the selling security holders of the requirement for the delivery of this prospectus in connection with resales of the securities.

                        SHARES ELIGIBLE FOR FUTURE SALE

         Through the date of this prospectus, there has been only limited over-the-counter trading of the Company's common stock by certain market makers who have registered to enter quotes on the common stock on the Bulletin Board. The Company have no plans to list the common stock on NASDAQ or on any securities exchange. Sales of substantial amounts of shares of the Company's common stock in the public market following the offering, or the perception that such sales could occur, could adversely affect the market price of the common stock prevailing from time to time and could impair the Company's ability to raise capital in the future through sales of the Company's equity securities.

         Assuming exercise of the warrants offered hereby, the Company will have a total of 5,612,820 shares of common stock outstanding at the time of this offering, not including options to purchase 356,000 shares of common stock and warrants to purchase 725,000 shares of common stock issued to directors, employees and service providers of the Company, and a conditional grant of 150,000 shares of restricted stock to the Company's Chief Executive Officer. Shares in the amount of up to 3,170,435 registered for sale by the selling stockholders, if sold under this registration, and 154,248 shares of common stock issued in private placements pursuant to an exemption under Regulation D or Section 4(2) of the Securities Act will, after the offering, be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by the Company's "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 described below. The remaining shares of common stock are "Restricted Securities" as defined in Rule 144. Restricted Securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, such as pursuant to Rule 144, which rule is summarized below.

SALES OF RESTRICTED SECURITIES

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities, as defined in Rule 144, for at least one year, including a person who may be deemed the Company's affiliate, is entitled to sell, within a three-month period, a number of shares of the Company's common stock that does not exceed the greater of one percent of the then-outstanding shares of common stock (approximately 459,885 shares as of December 2, 1999) and the average weekly reported trading volume of the Company's common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and availability of current public information about the Company. In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate at any time during the ninety days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule 144. In meeting the one-and two-year holding periods described above, the holder of restricted securities can include the holding periods of a prior owner who is not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted securities from the issuer or/an affiliate.

RECENT SALES OF UNREGISTERED SECURITIES

         In May 1998, the Company's predecessor, Park Group Ltd.("Park"), issued 42,698,875 shares (prior to the 1 for 262.154216 reverse stock split approved by shareholders on January 29, 1999) of its common stock in exchange for services rendered and cancellation of indebtedness to Herbert R. Donica, Steven J. Goodman, Lawrence Kaplan, Eileen Kaplan and Creative Business Strategies Inc., all shareholders of Park. Park relied upon the exemption from registration contained in Section 4(2) of the Act in offering and selling such shares without registration under the Act.

         In November 1998, Park sold 14,795,177 shares of its common stock to existing shareholders of Park for $7,500 in cash. Park relied upon the exemption from registration contained in Section 4(2) of the Act in offering and selling such shares without registration under the Act.

         On January 21, 1999, Sonus sold 750,000 shares of common stock, $.001 per share (the "Private Placement Shares"), with L. Flomenhaft & Co., Incorporated, acting as placement agent, to twenty-one individual and corporate accredited investors. The aggregate offering price was $750,000, reflecting a $1.00 per share offering price. The placement agent received warrants to purchase 112,500 shares of common stock at $1.00 per share (the "Agent Warrants"), and $75,000 in cash. Sonus relied on Section 4(2) of the Act, and on Rule 506 of Regulation D promulgated thereunder, in issuing the shares without registering the offering under the Act. Sonus relied upon representations and warranties of the investors in the private placement contained in the subscription agreements entered into between Sonus and the private placement investors, to the effect that such investors were accredited investors, as well as investor questionnaires completed by such investors.

         In March 1999, the Private Placement Shares were converted, on a one-for-one basis, into shares of Park in connection with the merger of Sonus Park Acquisition, Inc., a Virginia corporation and wholly-owned subsidiary of Park, with and into Sonus, with Sonus as the surviving corporation following the merger. As a consequence of the merger, Sonus became a wholly owned subsidiary of Park, and the former shareholders of Sonus (including the private placement investors) received approximately 92% of all of Park's capital stock. Park assumed the Agent Warrants and registration obligations of Sonus. Park relied upon the exemption from registration contained in Section 4(2) of the Act in exchanging such shares without registration under the Act.

         In April 1999, Park merged with and into the Company. The sole purpose of the merger was to reincorporate in Delaware. The issued and outstanding shares of Park were automatically converted, on a one-for-one basis, into shares of the Company's common stock. The Company assumed Park's obligations with respect to all outstanding securities, including the Agent Warrants and the registration obligations of Park. The Company was the surviving corporation following the merger, with Sonus as its wholly owned subsidiary. The issued and outstanding shares of Sonus are the Company's only material asset.

         In May 1999, the Company sold $575,000 original principal amount of its 10% convertible debentures (the "Debentures") to accredited corporate and individual investors pursuant to Rule 506 of Regulation D promulgated under the Exchange Act. Selling commissions of approximately $57,500 payable to L. Flomenhaft & Co., Inc., as placement agent, were deferred pending the closing of the minimum offering of the unit equity offering described below which closed in August 1999. The Company relied on information provided and representations made by purchasers of the Debentures in claiming exemption from the registration obligations of the Securities Act.

         Under the terms of the Debenture Agreement, the principal amount of the Debentures plus accrued interest was automatically converted into shares of the Company's common stock. Debenture holders were also entitled to an "equity kicker" equal to one-half the number of shares of common stock into which the Debentures were converted. The Company converted the Debentures into common stock at $1.50 per share and, in accordance with the terms of the Debentures, provided the additional shares as part of the equity kicker.

         In June 1999, the Company commenced a private placement of equity units, each unit consisting of one share of common stock and one common stock purchase warrant (the "Units"), through L. Flomenhaft & Co., Inc., as placement agent, in order to raise a minimum of $500,000 and a maximum of $2,500,000. On August 4, 1999, the Company sold $500,000 of its Units to accredited investors, resulting in the issuance of 250,000 shares of common stock and 250,000 common stock purchase warrants. As a result of such sales, L. Flomenhaft & Co., Inc. and a nominee of L. Flomenhaft & Co. received a total of $50,000 and 37,500 common stock purchase warrants. The sale of the Units in the Unit offering was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and under Rule 506 of Regulation D promulgated under the Securities Act. The Company relied upon representations and warranties made by investors in the Unit offering in the Subscription Agreement attached as
Exhibit 4.1 to the Company's Form 10-QSB for the quarter ended June 30, 1999 and upon Statements of Accredited Investors signed by such investors and delivered to the Company.

         As part of the Unit offering, the Company has granted to the investors certain registration rights as set forth in the Subscription Agreement attached as Exhibit 4.1 to the Company's Form 10-QSB for the quarter ended June 30, 1999. The registration rights provide that, within 45 days after the later of the completion of the last closing in the offering or the date the offering is terminated by the Company, the Company will: (i) file a registration statement covering the resale of the shares, warrants and shares underlying the warrants,
(ii) undertake commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 90 days after such filing, and (iii) undertake commercially reasonable efforts to keep the registration statement continuously effective, supplemented and amended for a period of one year. The registration rights also provide, however, that the Company is not obligated to file or maintain the effectiveness of any registration statement if the Company determines, in the exercise of its reasonable good faith judgement that such registration would have a material adverse effect on the business prospects, finances or operations of the Company; or that such registration would interfere with any material financing, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries. The Company closed the offering on September 30, 1999 after completing the minimum offering and, under the terms of the offering, filed the registration statement of which this prospectus is a part.

         If the Company breaches its obligations as set forth above to file or to maintain the effectiveness of the registration statement and, in the case of a failure to maintain such effectiveness, and such effectiveness is not restored within 90 days thereafter, the Company will pay liquidated damages to each holder of registrable securities purchased in the Unit offering. The liquidated damages are 5% per month of the number of the investor's shares which were issued and outstanding and entitled to be registered on the date of the registration default. The liquidated damages begin 30 days after the registration default and continue until such time as the Company is current in its obligations or until the shares are exempt from registration provisions pursuant to Rule 144 of the Securities Act.

         On November 22, 1999, the Company sold 418,140 shares of common stock, with L. Flomenhaft & Co., Inc. and Hudson Allen Co., acting as placement agent, to individual and corporate accredited investors. The aggregate amount sold was $564,489, reflecting a $1.35 per share offering price. The placement agents received warrants to purchase 62,720 shares of common stock at $1.35 per share, and $56,449 in cash. The Company relied on Section 4(2) of the Act, and on Rule 506 of Regulation D promulgated thereunder, in issuing the shares without registering the offering under the Act. The Company relied upon representations and warranties of the investors in the private placement contained in the subscription agreements entered into between the Company and the private placement investors, to the effect that such investors were accredited investors, as well as investor questionnaires completed by such investors.

                           DESCRIPTION OF SECURITIES

         The authorized capital of the Company consists of 100,000,000 shares of common stock, $.0001 par value per share, of which 4,598,850 shares of common stock are issued and outstanding prior to this offering. In addition, prior to this offering the Company has outstanding warrants exercisable (in some cases on a cashless basis) to acquire an additional 1,738,970 shares of common stock, and options to purchase up to 356,000 shares of common stock granted under the Company's Employee Stock Option Plan and Directors Stock Option Plan. The Company expects to issue additional shares, options and warrants in the future.

                          DESCRIPTION OF COMMON STOCK

         The holders of shares of common stock are entitled to share ratably in such dividends and distributions as may be legally declared by the Board of Directors with respect to the common stock and in any assets of the Company available for distribution to holders of common stock upon the liquidation of the Company. Upon liquidation, assets will only be available for distribution after satisfaction or provision for all debts and other obligations of the Company. The holders of shares of common stock have one vote per share in person or by proxy at all meetings of stockholders. There are no cumulative voting rights with respect to the election of directors of the Company, which means that holders of more than 50% of the shares of common stock voting in an election for directors can elect all of the directors then to be elected. There are no preemptive, conversion, sinking fund or redemption rights applicable to the common stock.

                            DESCRIPTION OF WARRANTS

         The registration statement of which this prospectus is a part registers warrants (i) issued January 21, 1999 to purchase 90,000 shares of common stock, at an exercise price of $1.00 per share (the "January Placement Agent Warrants"), (ii) issued January 21, 1999 to purchase 487,500 shares of common stock at an exercise price of $.92 per share (the "Consulting Warrants"), (iii) issued August 3, 1999 to purchase 86,250 shares of common stock at an exercise price of $1.00 per share (the "Debenture Warrants"), (iv) issued August 3, 1999 to purchase 250,000 shares of common stock issuable at an exercise price of $3.00 per share (the "Unit Warrants"), (v) issued August 3, 1999 to purchase 37,500 shares of common stock at an exercise price of $2.00 per share (the "Unit Placement Agent Warrants"), and (vi) issued November 22, 1999 to purchase 62,720 shares of common stock at an exercise price of $1.35 per share (the "November Warrants").

         Each warrant evidences the right to purchase one share of common stock of the Company, par value $.0001 per share, having the characteristics described above. See "Common Stock". The number of shares of common stock into which the warrants are exercisable and the exercise price, however, is adjusted to account for stock dividends, stock splits, reverse stock splits, consolidations, mergers, reorganizations and other events. The warrants expire five years from the date of original issuance. The holders of unexercised warrants are not entitled to participate in any dividend distributions with respect to the common stock. The holders of unexercised warrants do not have any voting rights with respect to the Company.

         The Debenture Warrants, Unit Warrants and Unit Placement Agent Warrants are redeemable at the option of the Company at $0.05 per warrant (the "Redemption Price") upon 20 days notice, when (i) the shares of common stock issued in the Unit offering and the shares underlying the warrants issued in the Debenture and Unit offering which are issued and outstanding on the date of the registration notice have been registered for resale under the Securities Act, (ii) a public market has developed for the Company's common stock, and
(iii) the common stock's bid price has closed at $4.50 or higher for ten consecutive trading days.

         All of the warrants except for the Unit Warrants contain provisions permitting the cashless exercise of such warrants, whereby the number of shares issuable pursuant to the Warrant shall be determined by multiplying (i) the number of shares issuable under the warrant by (ii) a fraction, the numerator of which is equal to the fair market value of the Company's common stock minus the warrant's exercise price, and the denominator of which is equal to the fair market value of the Company's common stock.

DELAWARE ANTI-TAKEOVER LAW

      The Company and its stockholders are subject to Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation (such as the Company) from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. A "business combination" includes merger, asset sale and other transaction resulting in a financing benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

         The Company's Bylaws contain certain provisions, described below, that could delay, defer, or prevent a change in control of the Company if the Board of Directors determines that such a change in control is not in the best interests of the Company and the Company's stockholders, and could have the effect of making it more difficult to acquire the Company or remove incumbent management.

         The Company's Bylaws provide that all actions taken by the stockholders must be taken at an annual or special meeting of the stockholders or by unanimous written consent. The Bylaws provide that special meetings of the stockholders may be called only by a majority of the members of the Board of Directors, the Chairman or President. Under the Company's Bylaws, stockholders are required to comply with advance notice provisions with respect to any nominations for elections to the Board of Directors.

         Section 6.2 of the Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages except: (a) for any breach of the director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or
(d) for any transaction from which the director received any improper personal benefit. Article 7 of the Company's Certificate of Incorporation and Section
6.1 of the Company's Bylaws provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Company shall indemnify any party to an action, suit or proceeding by reason of the fact that such person serves as a director or officer of the Company or as a director or officer of another entity at the request of the Company against all losses or amounts reasonably incurred or suffered in connection therewith. Section 145 of the Delaware General Corporation Law authorizes the Company to provide this protection to directors and officers and contains the standards for determining whether indemnification shall be made.

         Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSFER AGENT

         The Company's Transfer Agent and Registrar is American Securities Transfer & Trust, Inc., Lakewood, Colorado.

                                 LEGAL MATTERS

         The validity of the common stock being offered hereby is being passed upon for the Company by McGuire, Woods, Battle & Boothe, LLP.

                                    EXPERTS

         The financial statements of the Company at December 31, 1998, and for the year ended December 31, 1998, and the period from the Company's inception appearing in this prospectus and the Registration Statement have been audited by Lazar Levine & Felix LLP and Scott & Guilfoyle, independent auditors, as indicated in their reports thereon appearing herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the common stock, warrants and shares of common stock underlying the warrants to be offered hereby. As used herein, the term "Registration Statement" means the initial Registration Statement and any and all amendments thereto. This prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Company's common stock and the warrants, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

         The Company's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company is therefore subject to the reporting requirements of Section 13 of the Exchange Act, and, in accordance therewith, the Company will file periodic reports with the Securities and Exchange Commission. Such periodic reports will be available for inspection and copying at the public reference facilities and other regional offices referred to above.

FINANCIAL STATEMENTS

                    INDEX TO COMPANY (THE PARK GROUP, LTD.)
                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997

                                                                                                    PAGE(s)
                                                                                                    ------
Report of Independent Certified Public Accountants - Current Auditor                                 F - 2

Report of Independent Certified Public Accountants - Prior Auditor                                   F - 3

Financial Statements:

      Balance Sheets                                                                                 F - 4

      Statements of Operations                                                                       F - 5

      Statement of Changes in Shareholders' Deficit                                                  F - 6

      Statements of Cash Flows                                                                       F - 7

Notes to Financial Statements                                                                        F - 8

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
The Park Group, Ltd.

We have audited the balance sheet of The Park Group, Ltd. (a Colorado corporation) as of December 31, 1998, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1998 financial statements referred to above present fairly, in all material respects, the financial position of The Park Group, Ltd. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               /s/ Lazar Levine & Felix LLP
                                               ---------------------------------
                                               LAZAR LEVINE & FELIX LLP

New York, New York
March 26, 1999

                               SCOTT & GUILFOYLE
                          CERTIFIED PUBLIC ACCOUNTANTS
                           5 DAKOTA DRIVE, SUITE 206
                             LAKE SUCCESS, NY 11042

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Park Group, Ltd.

We have audited the accompanying balance sheet of the Park Group, Ltd. as of December 31, 1997 and the related statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of The Park Group Ltd. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with general accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SCOTT & GUILFOYLE
---------------------
SCOTT & GUILFOYLE

Lake Success, New York

                                                   March 9, 1998

                              THE PARK GROUP, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                   - ASSETS -


                                                                                                    1998            1997
                                                                                                    ----            ----
CURRENT ASSETS:
         Cash                                                                                       $     261      $    5,386
                                                                                                    ---------      ----------
TOTAL CURRENT ASSETS                                                                                      261           5,386
                                                                                                    ---------      ----------
                                                                                                    $     261      $    5,386
                                                                                                    =========      ==========
                                     - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
         Accrued expenses                                                                           $       -      $    1,682
         Due to shareholders                                                                                -          19,395
         Loan payable                                                                                       -           2,250
                                                                                                    ---------      ----------
TOTAL CURRENT LIABILITIES                                                                                   -          23,327
                                                                                                    ---------      ----------

COMMITMENTS AND CONTINGENCIES (NOTES 3 AND 4)

SHAREHOLDERS' EQUITY (NOTE 2):
         Preferred stock, no par value; 100,000,000 shares authorized;                                      -               -
         none issued and  outstanding
         Common stock, $.0001 par value;                                                                9,118           3,369
         1,000,000,000 shares authorized; 91,184,052 and 33,690,000 shares issued and outstanding for 1998 and 1997, respectively
         Additional paid-in capital                                                                   243,129         219,733
         Accumulated deficit                                                                        (251,986)       (241,043)
                                                                                                    --------        --------
                                                                                                          261        (17,941)
                                                                                                    --------        --------
                                                                                                    $     261      $    5,386
                                                                                                    =========      ==========

                            See accompanying notes.

                              THE PARK GROUP, LTD.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                    1998           1997
                                                                                    ----           ----

REVENUES                                                                            $       -      $       -

OPERATING EXPENSES                                                                   (10,943)       (13,062)
                                                                                    --------       --------
NET LOSS                                                                            $(10,943)      $(13,062)
                                                                                    ========       ========
LOSS PER COMMON SHARE:

         Basic                                                                       $    -         $    -
                                                                                     ======         ======
         Diluted                                                                     $    -         $    -
                                                                                     ======         ======

                            See accompanying notes.

                              THE PARK GROUP, LTD.
                 STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                                                                    Common Stock
                                                         ---------------------------------------
                                                                                     Paid -in        Accumulated
                                                             Shares        Amount    Capital           Deficit           Total
Balance, December 31, 1996                                 33,690,000      $3,369      $219,733       $(227,981)       $(4,879)
Net loss for the year ended December 31, 1997                  -             -            -             (13,062)       (13,062)
                                                           ----------      ------      --------       ---------         -------
Balance at December 31, 1997                               33,690,000       3,369       219,733        (241,043)       (17,941)
Conversion of loans                                        42,698,875       4,270        17,375            -             21,645
Sale of common shares                                      14,795,177       1,479         6,021            -              7,500
Net loss for the year ended December 31, 1998                  -             -             -            (10,943)       (10,943)
                                                           ----------      ------      --------       ---------         -------
BALANCE AT DECEMBER 31, 1998                               91,184,052      $9,118      $243,129       $(251,986)           $261
                                                           ==========      ======      ========       =========            ====

                            See accompanying notes.

                              THE PARK GROUP, LTD.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                                  1998               1997
                                                                                                 -----               ----

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                                                      $(10,943)       $(13,062)

         Changes in operating assets and liabilities:
         (Decrease) increase in accrued expenses                                                         (1,682)           1,682
                                                                                                        --------        --------
         NET CASH (USED) IN OPERATING ACTIVITIES                                                        (12,625)        (11,380)
                                                                                                        --------         -------
CASH FLOWS FROM INVESTING ACTIVITIES                                                                           -               -
                                                                                                        --------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Loans received from shareholders                                                                      -          14,516
         Other loans received                                                                                  -           2,250
         Proceeds from sale of common stock                                                                7,500               -
                                                                                                        --------         -------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                                         7,500          16,766
                                                                                                        --------         -------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                                     (5,125)           5,386
         Cash and cash equivalents, beginning of year                                                      5,386               -
                                                                                                        --------         -------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                                   $   261        $  5,386
                                                                                                         =======        ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
(1)      Interest paid                                                                                  $    -            $    -
         Taxes paid                                                                                      $     -          $    -

(2) During 1998, the Company issued 42,698,875 shares of common stock in payment of loans aggregating $21,645.

                            See accompanying notes.

                              THE PARK GROUP, LTD.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                 NATURE OF BUSINESS:

                 The Park Group, Ltd., (the Company), incorporated in the State of Colorado, commenced business operations on January 24, 1986. The books and records of the Company are kept in Florida and managed by a majority stockholder of the Company. The Company is commonly known as a blind pool and is seeking the acquisition of, or merger with an existing company. See Note 4 re: Subsequent Event.

                 ESTIMATES:

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

                 RELATED PARTY TRANSACTIONS:

                 The Company's President, Herbert R. Donica, provides management, legal, administrative services, and office space. For the years ended December 31, 1998 and 1997 there were no charges for these items.

                 INCOME TAXES:

                 As of December 31, 1998, the Company had a net operating loss carry forward of approximately $308,000 available to offset future taxable income through 2002.

NOTE 2 - CAPITAL STOCK:

                 In July of 1996 the Company amended and restated its articles of incorporation to increase the authorized number of shares of common stock from 1,000,000 to 1,000,000,000, and to authorize 100,000,000 shares of preferred stock, the relative rights to be established by the Board of Directors at the time of issuance.

                 On January 29, 1999, subsequent to the balance sheet date, and in connection with the merger (see Note 4), the shareholders of the Company approved a 1 for 262.154216 reverse stock split of the Company's common stock. Additional shares were issued to round up each shareholder's fractional shares, and, as a result of this reverse split, 347,954 shares became outstanding.

NOTE 3 - GOING CONCERN:

                 As shown in the financial statements, the Company incurred a net loss of $10,943 and $13,062 for the years ended December 31, 1998 and 1997, respectively. Combined with the fact that the Company has no working capital and an accumulated deficit of $251,986, it is management's assertion that these circumstances may hinder the Company's ability to continue as a going concern. See Note 4 re: Subsequent Events.

NOTE 4 - SUBSEQUENT EVENT:

                 On February 26, 1999, subsequent to the balance sheet date, the Company and its newly formed, wholly owned subsidiary, Sonus Park Acquisitions, Inc., (a Virginia corporation) entered into an agreement to merge Sonus Park Acquisitions, Inc., (SPAC) with and into Sonus Communications, Inc., (a Virginia corporation), the surviving entity. As a result of this merger, Sonus Communications, Inc., (Sonus), became a wholly owned subsidiary of the Company.

                 Sonus, a telecommunications company, currently provides satellite-based Internet, phone and facsimile access services to countries in the former Soviet Union and China. Sonus is also in the process of establishing such services in Southwest Asia and plans to enter other foreign markets as well.

                           SONUS COMMUNICATIONS, INC.
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                   - INDEX -

                                                                                                               Page(s)
                                                                                                               -------
Independent Auditors' Report                                                                                    F - 11

Financial Statements:

         Balance Sheets                                                                                         F - 12

         Statements of Operations                                                                               F - 13

         Statement of Shareholders' Equity (Deficit)                                                            F - 14

         Statements of Cash Flows                                                                               F - 15

Notes to Financial Statements                                                                                   F - 16

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders
Sonus Communications, Inc.
Arlington, Virginia

We have audited the balance sheets of Sonus Communications, Inc. as of December 31, 1998 and 1997 and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonus Communications, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                  /s/ Lazar, Levine & Felix LLP
                                                  -----------------------------
                                                  LAZAR LEVINE & FELIX LLP

New York, New York
April 1, 1999

                           SONUS COMMUNICATIONS, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1997

                                   - ASSETS -

                                                                                                      1998           1997
                                                                                                      ----           ----
CURRENT ASSETS:

         Cash and cash equivalents                                                                    $  1,002        $    235
         Accounts receivable - trade                                                                    41,244        -
         Installment sales receivable - net of unearned profit of $131,340
         (Notes 3c and 4)                                                                              231,090        -
         Prepaid expenses and other current assets                                                           -           2,018
                                                                                                       -------        --------

TOTAL CURRENT ASSETS                                                                                   273,336           2,253

FIXED ASSETS - NET (NOTES 3d AND 5)                                                                    231,615            -
                                                                                                       -------        --------

                                                                                                      $504,951          $2,253
                                                                                                      ========        ========

                                         - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:

         Accounts payable and accrued expenses (Note 7)                                                $212,039       $  2,149
         Interest payable - shareholder (Note 6)                                                         17,496         10,498
         Accounts payable - equipment (Note 4)                                                          356,273           -
                                                                                                        -------         ------

TOTAL CURRENT LIABILITIES                                                                               585,808         12,647
                                                                                                        -------        -------

LONG-TERM LIABILITIES:

         Note payable - shareholder (Note 6)                                                             99,969         99,969
                                                                                                        -------        -------

COMMITMENTS AND CONTINGENCIES (NOTE 10)

SHAREHOLDERS' EQUITY (DEFICIT) (NOTES 2a AND 8):
         Common stock; par value $.001, 100,000,000 shares authorized,
         3,250,000 and 600 (pre-split) shares issued and outstanding
         in 1998 and 1997, respectively                                                                   3,250            600
         Additional paid-in capital                                                                      12,197         14,847
         Accumulated deficit                                                                          (196,273)       (125,810)
                                                                                                      ---------       --------
                                                                                                      (180,826)       (110,363)
                                                                                                      --------        --------
                                                                                                       $504,951       $  2,253
                                                                                                       ========       ========

                            See accompanying notes.

                           SONUS COMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                  1998           1997
                                                                                  ----           ----
OPERATING INCOME:
         Telecommunication services (Note 3c)                                     $225,840         $    -

         Consulting fee income (Note 7)                                             61,450        121,318
                                                                                 ---------        -------
                                                                                   287,290        121,318
                                                                                 ---------        -------
OPERATING EXPENSES:
         Direct expenses                                                           267,946         46,954
         General and administrative expenses                                        82,809        118,093
                                                                                 ---------      ---------
                                                                                   350,755        165,047
                                                                                 ---------        -------
LOSS FROM OPERATIONS                                                              (63,465)       (43,729)

         Interest expense (Note 6)                                                 (6,998)        (6,998)
                                                                                 ---------      ---------

LOSS BEFORE INCOME TAXES                                                          (70,463)       (50,727)

         Provision for income taxes (Notes 3e and 9)                                 -               -
                                                                                 ---------      ---------

NET LOSS                                                                         $(70,463)      $(50,727)
                                                                                 =========      =========


BASIC LOSS PER COMMON SHARE (NOTE 3f)                                               $(.02)         $(.02)
                                                                                    ======         ======


WEIGHTED AVERAGE NUMBER OF COMMON
shares outstanding (note 3f)                                                     3,250,000      3,250,000
                                                                                 =========      =========

                            See accompanying notes.

                           SONUS COMMUNICATIONS, INC.
             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)


                                                                           ADDITIONAL
                                                                            PAID-IN         ACCUMULATED
                                                         COMMON STOCK       CAPITAL           DEFICIT            TOTAL
                                                         ------------      ----------       -----------          -----
Balance at December 31, 1996                                $   600             $14,847         $  (75,083)     $  (59,636)

Net loss                                                       -                   -               (50,727)        (50,727)
                                                             ------             -------          ----------      ----------
Balance at December 31, 1997                                    600              14,847           (125,810)       (110,363)

Adjustment for stock split                                    2,650             (2,650)             -               -

Net loss                                                       -                   -               (70,463)        (70,463)
                                                             ------             -------          ----------      ----------

BALANCE AT DECEMBER 31, 1998                                 $3,250             $12,197          $(196,273)      $(180,826)
                                                             ======             =======          ==========      ==========

                            See accompanying notes.

                           SONUS COMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                                   1998           1997
                                                                                                   ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                                                $(70,463)      $(50,727)
         Adjustments to reconcile net loss to net cash provided
         (utilized) by operating activities:
         Depreciation                                                                               25,735         -
Changes in assets and liabilities:
         (Increase) in accounts receivable                                                        (41,244)         -
         (Increase) in installment sales receivable                                              (231,090)         -
         Decrease in prepaid expenses                                                                2,018         48,065
         Increase (decrease) in accounts payable                                                   209,890        (4,778)
         Increase in interest payable                                                                6,998          6,998
         Increase in accounts payable - equipment                                                  356,273         -
                                                                                                 ---------      ---------
NET CASH PROVIDED (UTILIZED) BY OPERATING ACTIVITIES                                               258,117          (442)

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of fixed assets                                                                (257,350)             -

CASH FLOWS FROM FINANCING ACTIVITIES                                                                 -               -
                                                                                                 ---------      ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                   767          (442)
         Cash and cash equivalents, beginning of year                                                  235            677
                                                                                                 ---------      ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                            $  1,002        $   235
                                                                                                  ========        =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
         Interest paid                                                                              $    -          $   -

         Income taxes                                                                                    -              -

                            See accompanying notes.

                           SONUS COMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 - DESCRIPTION OF BUSINESS:

         Sonus Communications, Inc., (the Company), was incorporated as MVP International, Inc., in the state of Virginia on May 25, 1995, and changed its name on July 8, 1998.

         The Company currently provides satellite-based Internet, phone and facsimile access services to countries within the former Soviet Union as well as China and Southwest Asia. Using leased-bandwidth and satellite connections, the Company also intends to enter other foreign markets through relationships it proposes to develop with other entities in other countries.

NOTE 2 - SUBSEQUENT EVENTS

         (a)      Offering of Shares of Common Stock:

                  In January, 1999, subsequent to the balance sheet date, the Company successfully completed the sale of 750,000 (post-split - see Note 8) shares of its common stock in a private offering, at a price of $1.00 per share. Net proceeds realized from this offering aggregated $626,634.

         (b)      Merger:

                  On February 26, 1999, subsequent to the balance sheet date, the Company entered into an agreement to merge with and into Sonus Park Acquisitions, Inc., (a Virginia corporation), a newly formed, wholly owned subsidiary of The Park Group, Ltd., (Park). The Company, which was the surviving entity, became a wholly owned subsidiary of Park.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies considered particularly significant.

         (a)      Use of Estimates:

                           In preparing financial statements in accordance with
                  generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates,

                           SONUS COMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

                  management does not expect such variances, if any, to have a material effect on the financial statements.

         (b)      Statements of Cash Flows:

                  For purposes of the statements of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

         (c)      Revenue Recognition:

                  The Company recognizes revenue as services are rendered to customers. In connection with certain sales, however, when the related receivables are collected over extended periods of time, profit is recognized on the installment method as receivables are collected.

         (d)      Depreciation and Amortization:

                  Fixed assets are reflected at cost. Depreciation is provided using the straight-line method over the following useful lives:

                  Machinery and equipment           5 years
                  Furniture and fixtures            7 years

                  Maintenance and repairs are expensed as incurred. Depreciation expense for the years ended December 31, 1998 and 1997 aggregated $25,635 and $0 respectively.

         (e)      Income Taxes:

                  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to net operating loss and tax credit carry forwards, measured by enacted tax rates for years in which taxes are expected to be paid or recovered (see Note 9).

                           SONUS COMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         (f)      Earnings (Loss) Per Share:

                  Earnings (loss) per share has been computed on the basis of the weighted average number of common shares outstanding during each period presented according to the standards of SFAS No. 128 "Earnings Per Share" ("SFAS 128"). See Note 8 re: stock split.

         (g)      Statement of Comprehensive Income:

                  SFAS 130 "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997. This statement prescribes standards for reporting comprehensive income and its components. Since the Company currently does not have any items of other comprehensive income, a statement of comprehensive income is not yet required. Comprehensive income consists of net income or loss and other comprehensive income (income, expenses, gains and losses that bypass the income statement and are reported directly as a separate component of equity).

NOTE 4 - INSTALLMENT SALES RECEIVABLE:

         During 1998, the Company purchased telecommunications equipment from a vendor in the aggregate amount of $427,943, of which $196,853 was placed in service. The remainder of this equipment, at a cost of $231,090, was sold to Egrisi Joint Stock Company, Ltd., an entity in the nation of Georgia for $362,430. Since the payment terms are based on usage of the equipment, the collection period may be extended, and as such, the Company has recorded this sale under the installment sales method, (see Note 3c). Each payment collected will be allocated to cost and profit, in the same ratio that these two elements existed in the original sale.

         As of December 31, 1998, no payments had been collected. Starting in March 1999, Egrisi Joint Stock Company, Ltd. began making weekly payments.

NOTE 5 - FIXED ASSETS:

         Fixed assets consist of the following:

                                                         1998          1997
                                                         ----          ----
         Telephonic equipment                            $257,350       $ -
         Less: accumulated depreciation                  (25,735)         -
                                                         --------
                                                         $231,615       $ -
                                                         ========       ===

                           SONUS COMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 6 - NOTE PAYABLE - SHAREHOLDER:

         Note payable - shareholder represents advances made to the Company, by a shareholder, bearing interest at an annual rate of 7%. Interest accrued and unpaid as of December 31, 1998 and 1997, aggregated $17,496 and $10,498, respectively.

NOTE 7 - RELATED PARTY TRANSACTIONS:

         The Company provides consulting services to Goodwill Communications USA, Inc., (Goodwill USA), a Virginia corporation which is 90% owned by the Company's two shareholders. Income earned for such services aggregated $37,450 and $119,613, for 1998 and 1997, respectively.

         Goodwill USA holds certain satellite service contracts, which it does not use and which are material to the business operations of the Company. The Company has been utilizing the services of these contracts and has been making the appropriate payments to either Goodwill USA or the service provider. In March of 1999, subsequent to the year-end, such service contracts were assigned to the Company by Goodwill USA.

         As of December 31, 1998, accounts payable include $100,461 payable to Goodwill USA with respect to such contracts.

NOTE 8 - SHAREHOLDERS' EQUITY:

         In December 1998, the two shareholders of the Company approved an amendment to its Articles of Incorporation changing the par value of its shares from $1.00 to $.001 and increasing the authorized capital from 1,000 to 100,000,000 shares of common stock. On January 10, 1999 (subsequent to the balance sheet date) this change was effected and the Board of Directors authorized a stock split of 5,415 2/3 shares of common stock for each share of common stock then outstanding. This transaction has been retroactively reflected as of December 31, 1998. All references in the accompanying financial statements to per share amounts have also been restated to retroactively reflect this split.

NOTE 9 - INCOME TAXES:

         No provision for Federal and state income taxes has been recorded since the Company has incurred losses through December 31, 1998, aggregating $196,273. Deferred tax assets at December 31, 1998 and 1997 which consist primarily of the tax effect of net operating loss carry forwards, amount to approximately $60,000 and $39,000, respectively. The Company has provided a full, 100% valuation allowance on the deferred tax assets at December 31, 1998 and 1997 to reduce such asset to zero, since

                           SONUS COMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 9 - INCOME TAXES (CONTINUED):

         there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance requirement periodically and make adjustments as warranted.

NOTE 10 - COMMITMENTS AND CONTINGENCIES:

         (a)      Operating Leases:

                  In January 1999, subsequent to the balance sheet date, the Company entered into three-year leases for space in New York and Los Angeles to house its equipment for operations. These leases include provisions for a one-time charge of $8,700, for installation services provided by the lessor.

                  In March 1999 subsequent to the balance sheet date, the Company entered into a three-year lease for new office space. During 1998, the Company utilized space rented on a month-to-month basis. Prior to 1998, a shareholder of the Company provided office space at no charge.

                  The Company is obligated under long-term lease commitments for warehouse and office space as follows:

                  1999                         $  57,513
                  2000                            72,546
                  2001                            74,037
                  2002                            16,703
                                                --------
                                                $220,799
                                                ========

                  Rental expense for the years ended December 31, 1998 and 1997 were $10,800 and $0, respectively.

         (b)      Other Matters:

                  (i) During the year ended December 31, 1996 the Company wrote off a $100,000 equity investment it had made in SFH Trading & Brokerage ("SFH"), a company located in Switzerland. The Company has been unable to recover its investment from SFH. The Company is continuing to seek the assistance of the appropriate policing authorities in order to locate SFH and recover their investment.

NOTE 10 - COMMITMENTS AND CONTINGENCIES - OTHER MATTERS (CONTINUED):

                   (ii) The Company is dependent on certain primary providers of leased-line network capacity and internet access and upon third-parties to provide telecommunications services to its customers.

                  (iii) Through December 31, 1998 the Company had only one major customer to which it was providing telecommunications services. For the year ended December 31, 1998, sales to this customer accounted for more than 50 percent of revenues from such services.

                  (iv) As a telecommunications company providing international telephone services the Company is subject to the 1996 Telecommunications Act, which is administered by the FCC.

               SONUS COMMUNICATION HOLDINGS, INC. AND SUBSIDIARY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                   - INDEX -

                                                                                                 Page(s)
                                                                                                 -------
Financial Statements:

         Balance Sheets                                                                           F - 22

         Statements of Operations                                                                 F - 23

         Statement of Shareholders' Equity                                                        F - 24

         Statements of Cash Flows                                                                 F - 25

Notes to Financial Statements                                                                     F - 26


                SONUS COMMUNICATION HOLDINGS INC AND SUBSIDIARY
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                            September 30,    December 31,
                                                                                1999             1998
                                                                            -------------   ----------------
                                                                             (unaudited)       (audited)
CURRENT ASSETS
     Cash and cash equivalents                                               $   75,942         $    1,002
     Accounts receivable, net                                                    71,597             41,244
     Installment sales receivable, net of unearned
       profit of $113,104 and $131,340 at 9/30/99
       and 12/31/98, respectively                                               199,692            231,090
     Other current assets                                                        92,657              -
                                                                             ----------       ------------
TOTAL CURRENT ASSETS                                                            439,888            273,336

PROPERTY AND EQUIPMENT, net                                                     553,071            231,615
OTHER ASSETS                                                                    182,754             -
                                                                             ----------        -----------

TOTAL ASSETS                                                                 $1,175,713           $504,951
                                                                             ==========           ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                       $   377,141           $202,842
     Vendor equipment payable                                                   364,667            356,273
     Other current liabilities                                                  115,932             26,693
                                                                            -----------          ---------
TOTAL CURRENT LIABILITIES                                                       857,740            585,808

     Due to shareholders                                                        155,000             99,969
                                                                             ----------         ----------
TOTAL LIABILITIES                                                             1,012,740            685,777

SHAREHOLDERS' EQUITY
     Common stock, $.001 par value                                                4,181              3,250
     Additional paid-in capital                                               1,606,133             12,197
     Accumulated deficit                                                     (1,447,341)          (196,273)
                                                                             -----------        ----------
TOTAL SHAREHOLDERS' EQUITY                                                      162,973           (180,826)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $1,175,713         $  504,951
                                                                             ==========         ==========

                            See accompanying notes.

                SONUS COMMUNICATION HOLDINGS INC AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                 Three Months Ended Sept 30,            Nine Months Ended Sept 30,
                                                    1999             1998                    1999          1998
                                                -----------       ------------          ------------   ------------
OPERATING INCOME
     Telecommunications services                   $392,924     $      -                $1,022,296          $   4,000
     Consulting services                                  0             7,000                     0            35,950
                                             --------------         ---------      ----------------         ---------
                                                    392,924             7,000             1,022,296            39,950

OPERATING EXPENSES
     Direct expenses                                470,161            65,982             1,228,688            68,830
     General & administrative                       309,731            20,855               761,997            55,431
                                                  ---------       -----------           -----------         ---------
                                                    779,892            86,837             1,990,685           124,261

LOSS FROM OPERATIONS                               (386,968)          (79,837)             (968,389)          (84,311)

OTHER INCOME (EXPENSE)
     Interest, net                                   (5,225)           (1,750)               (3,634)           (5,249)
     Merger related costs                           (25,000)           -                   (279,045)           -
                                                 -----------    -------------          -------------     ------------
                                                    (30,225)           (1,750)             (282,679)           (5,249)

LOSS BEFORE INCOME TAXES                           (417,193)          (81,587)           (1,251,068)          (89,560)

     Provision for income taxes                     -                 -                    -                   -
                                            ---------------    --------------    ------------------    --------------

NET LOSS                                          $(417,193)       $  (81,587)          $(1,251,068)       $  (89,560)
                                                  ==========       ===========          ============       ===========

Basic loss per common share                   $       (0.11)    $        (.03)     $          (0.33)     $      (0.03)
                                              ========================================================================

Shares used in per share calculation              3,761,548         3,250,000             3,823,501         3,250,000
                                                  =========         =========             =========         =========

                            See accompanying notes.

                SONUS COMMUNICATION HOLDINGS INC AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)


CASH FLOW FROM OPERATING ACTIVITIES:                                          Nine Months Ended Sept 30,
                                                                               1999               1998
                                                                              ------             ------
    Net Loss                                                               $(1,251,068)        $ (89,560)
    Adjustments to reconcile net loss to net cash utilized
       in operating activities:
       Depreciation                                                             64,622            13,291
       Common shares issued for services rendered                              127,500             -
       Changes in assets and liabilities:
       (Increase) in accounts receivable                                       (30,353)            -
       (Increase) decrease in installment sales receivable                      31,398          (231,090)
       (Increase) in prepaid expenses                                          (92,657)          (10,886)
       Increase in accounts payable                                            165,103            77,936
       Increase in vendor equipment payable                                      8,393           372,088
       Increase in customer deposits                                            -                100,100
       Increase in accrued expenses                                             98,435             5,248
                                                                             ---------         ---------
         NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  (878,627)          237,127

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                                  (386,078)         (237,343)
    Deposits for equipment and circuits                                       (182,754)          -
                                                                            -----------       ----------
       NET CASH USED IN INVESTING ACTIVITIES                                  (568,832)         (237,343)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Private placement of common shares, net                                    626,634           -
    Private placement of common shares with warrants                           965,765           -
    Repurchase of founder shares                                               (70,000)          -     .
                                                                           ------------      -----------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                                1,522,399           -

NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                                                            74,940              (216)
                                                                           -----------       ------------

CASH AND CASH EQUIVALENTS, BEGINNING                                             1,002               235
                                                                           -----------       -----------

CASH AND CASH EQUIVALENTS, END                                             $    75,942      $         19
                                                                           ===========      ============

                            See accompanying notes.

                        SONUS COMMUNICATION HOLDINGS INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         For the Three and Nine Months
                       Ended September 30, 1999 and 1998

1.   BASIS OF PRESENTATION

         The accompanying condensed consolidated financial statements apply to the Company and its wholly-owned subsidiary and reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the Company's consolidated financial position as of September 30, 1999 and the results of operations for the three and nine months ended September 30, 1999 and 1998. The results of operations for such periods, however, are not necessarily indicative of the results to be expected for a full fiscal year. On May 14, 1999, the Company filed a Form 10SB with the Securities and Exchange Commission to register the common stock of the Company under the Securities Exchange Act of 1934, as amended. This Form 10-QSB should be read in conjunction with the Form 10SB.

2.   MERGER

         In January 1999, Sonus Communications Inc ("Sonus"), entered into merger discussions with The Park Group Limited ("Park"). In anticipation of the merger, Park formed Sonus Park Acquisition, Inc. as a wholly owned subsidiary of Park. On March 4, 1999, Park Acquisition merged with and into Sonus leaving Sonus as the surviving corporation and a wholly owned subsidiary of Park. The former shareholders of Sonus received 92% of the capital stock of Park.

         On April 7, 1999, Park organized Sonus Communication Holdings, Inc.("Holdings") as a Delaware corporation and wholly owned subsidiary of Park. On April 16, 1999, Holdings merged with and into Park, leaving Holdings as the surviving corporation. As a consequence of the merger, Sonus became a wholly owned subsidiary of Holdings. Shares of Park were exchanged for shares of Holdings on a one-for-one basis in the merger. The sole purpose of the merger was to re-incorporate in the state of Delaware.

         L. Flomenhaft & Co., Inc., an investment banker, acted as a consultant to Park on the merger. As a fee for services, L. Flomenhaft received 150,000 shares of the Company. Of the 150,000 shares, the Company issued 120,000 shares to L. Flomenhaft & Co and the remaining 30,000 shares to a nominee of L. Flomenhaft & Co.

3.   ACQUISITION

     At the end of the third quarter of 1999, the Company announced the signing of a letter of intent to acquire Empire One Telecommunications, Inc. ("EOT") for approximately 1.2 million shares of Sonus common stock for all the outstanding shares of EOT subject to adjustment at the time of signing the merger agreement. Subsequent to September 30, 1999, the Company expects to sign the related merger documents subject to approval by the shareholders of EOT and approval of the Public Service Commission of New York State as well as other state and federal regulatory agencies. EOT expects to hold the shareholder meeting to approve the merger and to begin the regulatory approval process during the fourth quarter of 1999.

     As part of the acquisition agreement, the Company expects to sign employment agreements with the three principal shareholders of EOT.

     EOT is a rapidly growing, domestic Competitive Local Exchange Carrier ("CLEC"), Interexchange Carrier ("IXC"), and Internet Service Provider ("ISP") that offers a full range of services including local, long-distance, Internet access and Web Hosting Services to approximately 12,000 subscribers. EOT's 1998 revenues were approximately $6 million.

4.   FINANCING

     On January 21, 1999, Sonus completed the sale of 750,000 shares of common stock at $1.00 per share in a private placement to accredited investors.
     L. Flomenhaft & Co. acted as placement agent. The aggregate offering price was $750,000 with Sonus netting cash proceeds of $626,634. L. Flomenhaft & Co. received $75,000 in cash and a five year common stock purchase warrant for 112,500 shares at an exercise price of $1.00 per share for its services. Of the 112,500 warrants, Sonus issued a warrant for 90,000 shares to L. Flomenhaft & Co and a warrant for the remaining 22,500 shares to a nominee of L. Flomenhaft & Co. The investors in the private placement received piggyback registration rights in connection with the sale.

     In May 1999, the Company issued an aggregate principal amount of $575,000 of its 10% convertible debentures ("Debentures"). The principal amount plus accrued interest are due on demand by the lender six months following the date of issuance. This Debenture was automatically converted under the terms of the agreement to common stock with the sale of the Equity Unit offering in August 1999 as described below. Debenture holders were also entitled to an "equity kicker" equal to one-half the number of shares of common stock into which the Debentures were converted. The Company converted the Debentures into common stock at $1.50 per share and, in accordance with the terms of the Debentures, provided the additional shares as part of the equity kicker.

     In August 1999, the Company sold $500,000 of its equity Units, consisting of an aggregate of 250,000 shares of common stock and 250,000 common stock purchase warrants. Each warrant is exercisable at $3.00 per share of common stock. The sale resulted in net proceeds to the Company of $435,000 after investment banking fees and other expenses.

     In the third quarter of 1999, the Company entered into an equipment leasing arrangement with its network equipment supplier. The agreement provides for a total available facility of $2.2 million. Under the arrangement, the Company leased $200,000 of network equipment in the third quarter under an operating lease. The Company expects to convert the vendor equipment payable into a leasing arrangement under this leasing agreement.

5.   WARRANTS

     On January 14, 1999, Sonus Communications entered into a two year consulting arrangement with L. Flomenhaft & Co. ("Consultant") whereby the Consultant is to provide strategic financial, business planning and business development services. The Agreement became effective January 21, 1999 when the first private placement was completed. To compensate Consultant for his efforts, Sonus issued a five year warrant for 487,500 shares of common stock of the Company with an exercise price of $1.00 per share.

     Effective April 1, 1999, the Company entered into a consulting agreement with Coffin & Sons, Inc., a consulting firm owned by Mr. W. Todd Coffin, the Company's President and CEO. The agreement provides that Mr. Coffin will serve as CEO for a term of six months and 15 days and that Mr. Coffin will serve on the Board of Directors of the Company during the consulting period. For the services of Mr. Coffin, Coffin & Sons will receive cash compensation of $10,000 per month of which $2,000 per month is deferred until after the successful completion of the next private placement completed after the effective date of the agreement. In addition to the cash compensation, Coffin & Sons, Inc was issued 50,000 shares of common stock in May 1999 and is entitled to receive (i) 50,000 shares upon the successful completion of the private placement with gross proceeds of at least $1 million; (ii) 50,000 shares following the registration of shares issued in the private placement and the shares trade at or above $3.00 per share for 20 consecutive trading days; and (iii) 50,000 shares following the installation of a new chief executive officer identified by Coffin & Sons, Inc and acceptable to the Company.

     On April 20, 1999 the Company entered into a three month consulting agreement with Hudson Capital, a consulting firm owned by Mr. Raleigh Coffin, a director of the Company and the father of Mr. W. Todd Coffin. The agreement provides for Mr. R. Coffin to help the Company develop a comprehensive business plan along with an institutional investor presentation. Compensation to Hudson Capital consisted of $10,000 per month of which $5,000 per month is deferred until after the successful completion of the next private placement and a five year warrant for 100,000 shares with an exercise price of $1.00 per share. The warrant vests as to: (i) 25,000 shares upon the signing of the agreement; (ii) 25,000 shares upon the completion of the business plan; (iii) 25,000 shares upon successful completion of the private placement noted above and (iv) 25,000 shares when the stock publicly trades at $3.00 per share for at least 20 consecutive days.

     In April 1999, Mr. Charles Albo, Chairman, and Ms. Maraneli, Executive Vice President each transferred 550,000 shares of common stock to the Company for cancellation by the Company. In exchange for the shares, the Company issued Mr. Albo and Ms Maraneli each a five year warrant to purchase 125,000 shares of the Company's common stock at an exercise price of $1.50 per share. Mr. Albo and Ms. Maraneli are the original founders of Sonus Communications, Inc.

     Additionally, the Company in May 1999 redeemed from each of Mr. Albo and Ms Maraneli 75,000 shares at $1.50 per share (the "Redemption Price"). Mr. Albo and Ms. Maraneli agreed that payment of the Redemption Price will be deferred until the closing of a private placement resulting in gross proceeds to the Company of at least $1 million. In exchange for the deferral of the Company's payment obligations, the Company agreed to advance each of Mr. Albo and Ms. Maraneli up to $7,000 per month not to exceed the total Redemption Price. All amounts advanced will be deducted from the redemption price when paid. Although the repayment was required to be made at the time of the Unit Equity sale in August, Mr. Albo and Ms Maraneli have continued to accept advances from the Company in lieu of full payment until the Company's cash position is better able to support the remaining amounts due. As of September 30, 1999, $70,000 had been paid leaving a balance due for the redemption of $155,000.

     Pursuant to employment contracts, the Company has issued warrants to Mr. Stephen Albo, the Company's Chief Technical Officer and to Mr. Richard Rose, the Company's Chief Financial Officer. Initially, Mr. Albo received in lieu of a salary, a five year warrant to acquire 75,000 shares of common stock of the Company at $1.00 per share which is fully vested and at the time Mr. Albo became a full time employee, a second five year warrant to purchase 75,000 shares of common stock of the Company which vests over three years. Mr. Rose received upon execution of an employment agreement, a five year warrant to purchase 75,000 shares of common stock of the Company at $1.00 per share which vests over three years.

     In conjunction with the hiring of an investment relations firm, the Company issued a five year warrant to purchase 150,000 shares of common stock of the Company at $2.50 per share, the market value on the date of the agreement.

6.   OPTION PLANS

     Employee Stock Option Plan: On June 10, 1999, the Company adopted the 1999 Stock Incentive Plan (the "1999 Plan") which was approved by a majority of the stockholders on July 12, 1999. Under the terms of the 1999 Plan, which expires on June 10, 2009, employees of the Company and its subsidiaries may be granted incentive stock options, non-statutory stock options and restricted stock awards. The option price of shares of common stock generally will not be less than 100% of the fair market value on the date of grant or 110% of fair market value in the case of a grant to a 10% shareholder. No option will be exercisable more than ten years from the date of grant. The Company has reserved 500,000 shares for issuance under the 1999 Plan. At September 30, 1999, employees had been granted 206,000 shares.

     Options typically vest quarterly over a three-year period unless the Board of Directors in its discretion provides otherwise. Options shall become fully vested upon a "change of control" as defined in the 1999 Plan.

     Directors Option Plan: On June 10, 1999, the Company adopted the 1999 Director Stock Incentive Plan (the "Director Plan") which was approved by a majority of the stockholders on July 12, 1999. Under the terms of the Director Plan, which expires on June 10, 2009, non-employee directors of the Company may be granted non-statutory stock options at an exercise price equal to 100% of the fair market value on the date of grant. No option will be exercisable more than ten years from the date of grant. The Company has reserved 350,000 shares for issuance under the 1999 Plan. At September 30, 1999, the Company had granted to a new director an option for 50,000 shares under the Director Plan.

7.   NOTE PAYABLE - SHAREHOLDER

     At December 31, 1998, Sonus Communications had a note payable to a shareholder for $99,969 plus accrued interest. In conjunction with an agreement made with the shareholder effective April 16, 1999, the note was converted into 44,431 shares of common stock of the Company.

                       SONUS COMMUNICATION HOLDINGS, INC.
                    INDEX TO PRO FORMA FINANCIAL STATEMENTS

                                                                                                         Page(s)
                                                                                                         -------
Introduction to Pro Forma Financial Statements                                                            F - 30

Financial Statements:

Balance Sheet as of December 31, 1998                                                                     F - 31

Statements of Operations Year Ended 12/31/98                                                              F - 32

Statements of Operations Year Ended 12/31/97                                                              F - 33

Notes to Financial Statements                                                                             F - 34


                                      F-29

                       SONUS COMMUNICATION HOLDINGS, INC.
                 INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

The following unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of Sonus Communication Holdings, Inc., (formerly The Park Group, Ltd.). The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of Sonus Communication Holdings, Inc., (the Company).

The accompanying pro forma balance sheet has been presented as if the transactions described below occurred at the Company's balance sheet date, December 31, 1998. The accompanying pro forma statements of operations have been prepared as if the transactions occurred at the beginning of the years ended December 31, 1998 and 1997.

These pro forma financial statements do not purport to be indicative of the results which would actually have been obtained had the pro forma transactions been completed as of the beginning of the years ended December 31, 1998 and 1997.

The pro forma transactions (see notes to pro forma financial statements) are as follows:

-        the consummation of a private offering of Sonus' common shares
- the reverse stock split of the outstanding common shares of the Company
- the merger of Sonus Communications, Inc. (Sonus) into a newly-formed, wholly-owned subsidiary of the Company, with Sonus being the surviving entity

                       SONUS COMMUNICATION HOLDINGS, INC.
                            PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1998
                                  (UNAUDITED)

                                                              Historical
                                                 --------------------------------------
                                                      Sonus               Sonus
                                                  Communication      Communications,             Transactions
                                                  Holdings, Inc.          Inc.                  and Adjustments         Consolidated
                                                 ----------------- -------------------- --------------------------------------------

                                                                 - ASSETS -
CURENT ASSETS:
         Cash                                            $    261           $    1,002    $626,634(1)                    $  627,897
         Accounts receivable                                  0                 41,244                                       41,244
         Installment sale receivable                          0                231,090                                      231,090
                                                         --------            ---------                                   ----------

TOTAL CURRENT ASSETS                                     $    261              273,336                                      900,231

FIXED ASSETS                                                  0                231,615                                      231,615

INVESTMENT IN SUBSIDIARY                                      0                  0         642,081(3)     642,081(4)              0
                                                         --------            ---------                                   ----------

TOTAL ASSETS                                             $    261            $ 504,951                                   $1,131,846
                                                         ========            =========                                   ==========

- LIABILITIES AND STOCKHOLDERS' EQUITY -

CURRENT LIABILITIES:

         Accounts payable & accrued liabilities         $     0             $212,039                                      $ 212,039
         Interest payable - shareholder                       0               17,496                                         17,496
         Accounts payable - equipment                         0              356,273                                        356,273
                                                        ---------            -------                                        -------

TOTAL CURRENT LIABILITIES                                     0              585,808                                        585,808
                                                        ---------            -------                                        -------
NON-CURRENT LIABILITIES:
         Note payable - shareholder                           0               99,969                                         99,969
                                                        ---------             ------                                         ------
                                                              0               99,969                                         99,969
                                                        ---------             ------                                         ------

STOCKHOLDERS' EQUITY (DEFICIT):
         Preferred stock                                        0                  0                                              0
         Common stock                                       9,118              3,250       9,083(2)         750(1)              435
                                                                                           4,000(4)         400(3)
         Additional paid-in capital                       234,129             12,197     638,081(4)       9,083(2)          893,893
                                                                                                        625,884(1)
                                                                                                        641,681(3)
         Accumulated deficit                            (251,986)          (196,273)                                      (448,259)
                                                        ---------          ---------                                      ---------
Total stockholders' equity (deficit)                          261          (180,826)                                        446,069
                                                        ---------          ---------                                        -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $     261           $504,951                                     $1,131,846
                                                        =========           ========                                     ==========

                       SONUS COMMUNICATON HOLDINGS, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)


                                                              Historical
                                                 --------------------------------------
                                                      Sonus               Sonus
                                                  Communication      Communications,         Transactions and
                                                  Holdings, Inc.          Inc.                  Adjustments         Consolidated
                                                 ----------------- -------------------- -------------------------   -------------

REVENUES - NET                                        $      0                $287,290                               $  287,290
                                                      -----------             --------                               ----------

COSTS AND EXPENSES:
         Cost of revenues                                    0                 267,946                                  267,946
         General and administrative                        10,943               82,809                                   93,752
                                                      -----------               ------                                   ------

TOTAL OPERATING EXPENSES                                   10,943              350,755                                  361,698
                                                      -----------              -------                                  -------

LOSS FROM OPERATIONS                                     (10,943)             (63,465)                                 (74,408)
         Interest expense                                    0                 (6,998)                                  (6,998)
                                                      -----------              -------                                  -------

NET LOSS                                              $  (10,943)            $(70,463)                               $ (81,406)
                                                      ===========            =========                               ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                174,360                                                     4,174,360
                                                      ===========                                                     =========

BASIC LOSS PER SHARE                                  $    (0.06)                                                   $    (0.02)
                                                      ===========                                                   ===========


                       SONUS COMMUNICATION HOLDINGS, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                              Historical
                                                 --------------------------------------
                                                      Sonus               Sonus
                                                  Communication      Communications,       Transactions and
                                                  Holdings, Inc.          Inc.                Adjustments         Consolidated
                                                 ----------------- -------------------- ---------------------  ------------------

REVENUES - NET                                          $   0                $ 121,318                               $ 121,318
                                                        ---------            ---------                               ---------

COSTS AND EXPENSES:
         Cost of revenues                                       0               46,954                                  46,954
         General and administrative                        13,062              118,093                                 131,155
                                                           ------              -------                                 -------

TOTAL OPERATING EXPENSES                                   13,062              165,047                                 178,109
                                                           ------              -------                                 -------

LOSS FROM OPERATIONS                                     (13,062)             (43,729)                                (56,791)

         Interest expense                                   0                  (6,998)                                 (6,998)
                                                          -------              -------                                 -------

NET LOSS                                                $(13,062)            $(50,727)                              $ (63,789)
                                                        =========            =========                              ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                128,513                                                    4,128,513
                                                          =======                                                    =========

BASIC LOSS PER SHARE                                    $  (0.10)                                                  $    (0.02)
                                                        =========                                                  ===========


                       SONUS COMMUNICATION HOLDINGS, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1998
                                  (UNAUDITED)

NOTE - 1 On January 21, 1999, Sonus Communications Inc., (Sonus) completed the sale of 750,000 of its common shares in a private offering at a price of $1.00 per share. Net proceeds from this offering aggregated $626,634. As a result of this offering, Sonus had 4,000,000 common shares outstanding.

NOTE - 2 On January 29, 1999, Sonus Communication Holdings, Inc., (the Company) effected a 1 for 262.154216 reverse stock split of its common stock. Additional shares were issued to round up each shareholder's fractional shares, and, as a result 347,954 shares became outstanding.

NOTE - 3 On February 26, 1999, Sonus merged with and into Sonus Park Acquisitions, Inc. a newly formed subsidiary of Sonus Communication Holdings, Inc. (formerly The Park Group). Sonus was the surviving entity of this merger. In conjunction with this merger, the Company issued 4,000,000 common shares to the Sonus shareholders in exchange for the 4,000,000 Sonus shares held by them.

NOTE - 4 This adjustment eliminates the Company's investment in Sonus, due to consolidation.

=======================================================================

No person has been authorized in connection with any offering made hereby to give any information or to make any representation other than those contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of common stock and warrants offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date as of which such information is furnished or that there has been no change in the affairs of the Company since such date.

                               TABLE OF CONTENTS

                                                                           PAGE

Summary......................................................................4
Risk Factors.................................................................8
Cautionary Statement About Forward Looking Statements.......................21
Use of Proceeds.............................................................21
Determination of Offering Price.............................................21
Capitalization..............................................................21
Dividend Policy.............................................................22
Business....................................................................22
Management's Discussion and Analysis of Financial Condition and
     Results of Operations..................................................26
Description of Property.....................................................29
Certain Market Information..................................................29
Management..................................................................30
Executive Compensation......................................................32
Certain Transactions........................................................33
Security Ownership of Certain Beneficial Owners and Management..............35
Conditional Right to Acquire Certain Securities.............................37
Selling Security holders....................................................38
Description of Securities...................................................51
Description of Common Stock.................................................51
Description of Warrants.....................................................51
Legal Matters...............................................................53
Experts.....................................................................53
Additional Information......................................................53
Index to Financial Statements...............................................F-1

=======================================================================

                        2,156,465 Shares of Common Stock
                    1,013,970 Common Stock Purchase Warrants
              1,013,970 Shares of Common Stock Underlying Warrants

                       SONUS COMMUNICATION HOLDINGS, INC.

                           Common Stock and Warrants

                      -----------------------------------

                                   Prospectus

                      -----------------------------------












                               Date:____________

=======================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 6.2 of the Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages except: (a) for any breach of the director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit.

         Article 7 of the Company's Certificate of Incorporation and Section
6.1 of the Company's Bylaws provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Company shall indemnify any party to an action, suit or proceeding by reason of the fact that such person serves as a director or officer of the Company or as a director or officer of another entity at the request of the Company against all losses or amounts reasonably incurred or suffered in connection therewith. Section 145 of the Delaware General Corporation Law authorizes the Company to provide this protection to directors and officers and contains the standards for determining whether indemnification shall be made.

         Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Company in connection with the issuance and distribution of the shares of common stock and warrants.

         Expense                                     Estimated Amount
         -------                                     ----------------
         Securities and Exchange Commission
         Registration Fee                                   $2,824

         Printing and Engraving Expenses                   $10,000

         Legal Fees and Expenses                           $30,000

         Accounting Fees and Expenses                       $1,500

         Transfer Agent Fees and Expenses                   $1,000

         Miscellaneous                                      $5,000
                                                           -------

         Total                                             $50,324
                                                           =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         In May 1998, the Company's predecessor, Park Group Ltd.("Park"), issued 42,698,875 shares (prior to the 1 for 262.154216 reverse stock split approved by shareholders on January 29, 1999) of its common stock in exchange for services rendered and cancellation of indebtedness to Herbert R. Donica, Steven J. Goodman,

Lawrence Kaplan, Eileen Kaplan and Creative Business Strategies Inc., all shareholders of Park. Park relied upon the exemption from registration contained in Section 4(2) of the Act in offering and selling such shares without registration under the Act.

         In November 1998, Park sold 14,795,177 shares of its common stock to existing shareholders of Park for $7,500 in cash. Park relied upon the exemption from registration contained in Section 4(2) of the Act in offering and selling such shares without registration under the Act.

         On January 21, 1999, Sonus sold 750,000 shares of common stock, $.001 per share (the "Private Placement Shares"), with L. Flomenhaft & Co., Incorporated, acting as placement agent, to twenty-one individual and corporate accredited investors. The aggregate offering price was $750,000, reflecting a $1.00 per share offering price. The placement agent received warrants to purchase 112,500 shares of common stock at $1.00 per share (the "Agent Warrants"), and $75,000 in cash. Sonus relied on Section 4(2) of the Act, and on Rule 506 of Regulation D promulgated thereunder, in issuing the shares without registering the offering under the Act. Sonus relied upon representations and warranties of the investors in the private placement contained in the subscription agreements entered into between Sonus and the private placement investors, to the effect that such investors were accredited investors, as well as investor questionnaires completed by such investors.

         In March 1999, the Private Placement Shares were converted, on a one-for-one basis, into shares of Park in connection with the merger of Sonus Park Acquisition, Inc., a Virginia corporation and wholly-owned subsidiary of Park, with and into Sonus, with Sonus as the surviving corporation following the merger. As a consequence of the merger, Sonus became a wholly owned subsidiary of Park, and the former shareholders of Sonus (including the private placement investors) received approximately 92% of all of Park's capital stock. Park assumed the Agent Warrants and registration obligations of Sonus. Park relied upon the exemption from registration contained in Section 4(2) of the Act in exchanging such shares without registration under the Act.

         In April 1999, Park merged with and into the Company. The sole purpose of the merger was to reincorporate in Delaware. The issued and outstanding shares of Park were automatically converted, on a one-for-one basis, into shares of the Company's common stock. The Company assumed Park's obligations with respect to all outstanding securities, including the Agent Warrants and the registration obligations of Park. The Company was the surviving corporation following the merger, with Sonus as its wholly owned subsidiary. The issued and outstanding shares of Sonus are the Company's only material asset.

         In May 1999, the Company sold $575,000 original principal amount of its 10% convertible debentures (the "Debentures") to accredited corporate and individual investors pursuant to Rule 506 of Regulation D promulgated under the Exchange Act. Selling commissions of approximately $57,500 payable to L. Flomenhaft & Co., Inc., as placement agent, were deferred pending the closing of the minimum offering of the unit equity offering described below which closed in August 1999. The Company relied on information provided and representations made by purchasers of the Debentures in claiming exemption from the registration obligations of the Securities Act.

         Under the terms of the Debenture Agreement, the principal amount of the Debentures plus accrued interest was automatically converted into shares of the Company's common stock. Debenture holders were also entitled to an "equity kicker" equal to one-half the number of shares of common stock into which the Debentures were converted. The Company converted the Debentures into common stock at $1.50 per share and, in accordance with the terms of the Debentures, provided the additional shares as part of the equity kicker.

         In June 1999, the Company commenced a private placement of equity units, each unit consisting of one share of common stock and one common stock purchase warrant (the "Units"), through L. Flomenhaft & Co., Inc., as placement agent, in order to raise a minimum of $500,000 and a maximum of $2,500,000. On August 4, 1999, the Company sold $500,000 of its Units to accredited investors, resulting in the issuance of 250,000 shares of common stock and 250,000 common stock purchase warrants. As a result of such sales, L. Flomenhaft & Co., Inc. and a nominee of L. Flomenhaft & Co.

received a total of $50,000 and 37,500 common stock purchase warrants. The sale of the Units in the Unit offering was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and under Rule 506 of Regulation D promulgated under the Securities Act. The Company relied upon representations and warranties made by investors in the Unit offering in the Subscription Agreement attached as Exhibit 4.1 to the Company's Form 10-QSB for the quarter ended June 30, 1999 and upon Statements of Accredited Investors signed by such investors and delivered to the Company.

         As part of the Unit offering, the Company has granted to the investors certain registration rights as set forth in the Subscription Agreement attached as Exhibit 4.1 to the Company's Form 10-QSB for the quarter ended June 30, 1999. The registration rights provide that, within 45 days after the later of the completion of the last closing in the offering or the date the offering is terminated by the Company, the Company will: (i) file a registration statement covering the resale of the shares, warrants and shares underlying the warrants,
(ii) undertake commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 90 days after such filing, and (iii) undertake commercially reasonable efforts to keep the registration statement continuously effective, supplemented and amended for a period of one year. The registration rights also provide, however, that the Company is not obligated to file or maintain the effectiveness of any registration statement if the Company determines, in the exercise of its reasonable good faith judgement that such registration would have a material adverse effect on the business prospects, finances or operations of the Company; or that such registration would interfere with any material financing, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries. The Company closed the offering on September 30, 1999 after completing the minimum offering and, under the terms of the offering, filed the registration statement of which this prospectus is a part.

         If the Company breaches its obligations as set forth above to file or to maintain the effectiveness of the registration statement and, in the case of a failure to maintain such effectiveness, and such effectiveness is not restored within 90 days thereafter, the Company will pay liquidated damages to each holder of registrable securities purchased in the Unit offering. The liquidated damages are 5% per month of the number of the investor's shares which were issued and outstanding and entitled to be registered on the date of the registration default. The liquidated damages begin 30 days after the registration default and continue until such time as the Company is current in its obligations or until the shares are exempt from registration provisions pursuant to Rule 144 of the Securities Act.

         On November 22, 1999, the Company sold 418,140 shares of common stock, with L. Flomenhaft & Co., Inc. and Hudson Allen Co., acting as placement agent, to individual and corporate accredited investors. The aggregate amount sold was $564,489, reflecting a $1.35 per share offering price. The placement agents received warrants to purchase 62,720 shares of common stock at $1.35 per share, and $56,449 in cash. The Company relied on Section 4(2) of the Act, and on Rule 506 of Regulation D promulgated thereunder, in issuing the shares without registering the offering under the Act. The Company relied upon representations and warranties of the investors in the private placement contained in the subscription agreements entered into between the Company and the private placement investors, to the effect that such investors were accredited investors, as well as investor questionnaires completed by such investors.

ITEM 27. EXHIBITS

Exhibit
NO.               DESCRIPTION OF EXHIBIT

2.1 Plan of Merger between Sonus Park Acquisition, Inc. and Sonus Communications, Inc. dated February 26, 1999, contained in the Agreement of Merger previously filed as Exhibit 3.1(f) to Form 10-SB filed May 14, 1999 (the "Form 10-SB"), hereby incorporated by reference.

2.2 Agreement and Plan of Merger dated April 12, 1999, contained in the Articles of Merger previously filed as Exhibit 3.1(g) to Form 10-SB, hereby incorporated by reference.

2.3 Merger Agreement dated as of November 15, 1999 among the Company, EOT Acquisition Corporation, Empire One Telecommunications, Inc., John K. Friedman, Paul A. Butler, and Bradley D. Lewis.

3.1 Certificate of Incorporation, previously filed as Exhibit 2.1 of Form 10-SB, hereby incorporated by reference.

3.2 By-laws, previously filed as Exhibit 2.2 of Form 10-SB, hereby incorporated by reference.

4.1 Stock Subscription Agreement dated January 14, 1999, previously filed as Exhibit 3.1(a) of Form 10-SB, hereby incorporated by reference.

4.2 Placement Agent Agreement dated January 14, 1999, previously filed as Exhibit 3.1(b) of Form 10-SB, hereby incorporated by reference.

4.3 Shareholders Agreement dated as of January 21, 1999, previously filed as Exhibit 3.1(c) of Form 10-SB, hereby incorporated by reference.

4.4 10% Convertible Debentures dated May 5, 1999, previously filed as Exhibit 3.1(d) of Form 10-SB, hereby incorporated by reference.

4.5 Debenture Purchase Agreement dated May 5, 1999, previously filed as Exhibit 3.1(e) of Form 10-SB, incorporated herein by reference.

4.6 Articles of Merger dated February 26, 1999, previously filed as Exhibit 3.1(f) of Form 10-SB, hereby incorporated by reference.

4.7               Articles of Merger dated April 12, 1999, previously filed as
                  Exhibit 3.1(g) of Form 10-SB, hereby incorporated by reference.

4.8 Certificate of Merger dated April 12, 1999, previously filed as Exhibit 3.1(h) of Form 10-SB, hereby incorporated by reference.

4.9 78,750 Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated January 21, 1999.

4.10              11,250 Warrants issued to Lawrence Kaplan dated January 21,
                  1999.

4.11 487,500 Consulting Warrants issued to L. Flomenhaft & Co., Inc. dated January 21, 1999.

4.12              86,250 Debenture Placement Agent Warrants issued to L.
                  Flomenhaft & Co., Inc. dated August 3, 1999.

4.13              Form of Unit Warrant issued to various purchaser dated August
                  3, 1999.

4.14 32,812 Unit Placement Agent Warrants issued to L. Flomenhaft dated August 3, 1999.

4.15 4,688 Unit Placement Agent Warrant issued to Tanner Unman Securities, Inc. on August 3, 1999.

4.16              4,444 Placement Agent Warrants issued to Coffin & Sons, Inc.
                  dated November 22, 1999.

4.17 58,276 Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated November 22, 1999.

5                 Opinion re: legality

10.1 Employment Agreement dated as of April 15, 1999 between the Company and Charles W. Albo.

10.2 Employment Agreement dated as of April 15, 1999 between the Company and Nana Maraneli.

10.3              Consulting Agreement between Sonus Communications, Inc. and
                  L. Flomenhaft & Co., Inc. dated January 14, 1999, previously filed as Exhibit 6.1(a) of Form 10-SB, hereby incorporated by reference.

10.4              Placement Agent Agreement between Sonus Communications, Inc.
                  and L. Flomenhaft & Co., Inc. dated January 14, 1999, previously filed as Exhibit 3.1(b) of Form 10-SB, hereby incorporated by reference.

10.5 Employment Agreement with Richard D. Rose dated April 15, 1999, previously filed as Exhibit 6.1(c) of Form 10-SB, hereby incorporated by reference.

10.6 Consulting Agreement with Raleigh Coffin dated as of April 15, 1999, previously filed as Exhibit 6.1(d) of Form 10-SB, hereby incorporated by reference.

10.7 10% Convertible Debentures dated May 5, 1999, previously filed as Exhibit 3.1(d) of Form 10-SB, hereby incorporated by reference.

10.8 Consulting Agreement dated April 15, 1999 between the Company and Coffin & Sons, Inc., previously filed as Exhibit 6.1(f) of Form 10-SB, hereby incorporated by reference.

10.9              Hudson Allen Letter Agreement

15 Letter of Lazar Levine & Felix, LLP on unaudited interim financial information.

22 Subsidiaries of the Company: Sonus Communication, Inc., a Virginia corporation, and EOT Acquisition Corporation, a Delaware corporation.

23.1 Consent of Lazar, Levine & Felix LLP for the use of Sonus Communications, Inc. Independent Auditors' Report dated April 1, 1999.

23.2 Consent of Lazar, Levine & Felix LLP for the use of The Park Group, Ltd. Independent Auditors' Report dated March 26, 1999.

23.3 Consent of Scott & Guilfoyle for the use of The Park Group, Ltd. Independent Auditors' Report dated March 9, 1998.

23.4 Consent of McGuire, Woods, Battle & Boothe, LLP, contained in the opinion of McGuire, Woods, Battle & Boothe, LLP attached as Exhibit 5 hereto and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the `Calculation of Registration Fee' table in the effective registration statement;

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Arlington, State of Virginia, on the 6th day of December, 1999.

SONUS COMMUNICATION HOLDINGS, INC.

By: /s/ W. Todd Coffin
   --------------------
W. Todd Coffin
Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 6th day of December, 1999, in the capacities indicated.

SIGNATURE                  POSITION

/s/  W. Todd Coffin        W. Todd Coffin, Chief Executive Officer
----------------------     (Principal Executive Officer) and Director

/s/  Richard D. Rose       Chief Financial Officer (Principal
----------------------     Financial and Accounting Officer)

/s/  Charles W. Albo       Charles W. Albo, Director
----------------------
/s/  Nana Maraneli         Nana Maraneli, Director
----------------------
/s/  Raleigh Coffin        Raleigh Coffin, Director
----------------------

                               INDEX TO EXHIBITS

Exhibit
NO.               DESCRIPTION OF EXHIBIT

2.1 Plan of Merger between Sonus Park Acquisition, Inc. and Sonus Communications, Inc. dated February 26, 1999, contained in the Agreement of Merger previously filed as Exhibit 3.1(f) to Form 10-SB filed May 14, 1999 (the "Form 10-SB"), hereby incorporated by reference.

2.2 Agreement and Plan of Merger dated April 12, 1999, contained in the Articles of Merger previously filed as Exhibit 3.1(g) to Form 10-SB, hereby incorporated by reference.

2.3 Merger Agreement dated as of November 15, 1999 among the Company, EOT Acquisition Corporation, Empire One Telecommunications, Inc., John K. Friedman, Paul A. Butler, and Bradley D. Lewis.

3.1 Certificate of Incorporation, previously filed as Exhibit 2.1 of Form 10-SB, hereby incorporated by reference.

3.2 By-laws, previously filed as Exhibit 2.2 of Form 10-SB, hereby incorporated by reference.

4.1 Stock Subscription Agreement dated January 14, 1999, previously filed as Exhibit 3.1(a) of Form 10-SB, hereby incorporated by reference.

4.2 Placement Agent Agreement dated January 14, 1999, previously filed as Exhibit 3.1(b) of Form 10-SB, hereby incorporated by reference.

4.3 Shareholders Agreement dated as of January 21, 1999, previously filed as Exhibit 3.1(c) of Form 10-SB, hereby incorporated by reference.

4.4 10% Convertible Debentures dated May 5, 1999, previously filed as Exhibit 3.1(d) of Form 10-SB, hereby incorporated by reference.

4.5 Debenture Purchase Agreement dated May 5, 1999, previously filed as Exhibit 3.1(e) of Form 10-SB, incorporated herein by reference.

4.6 Articles of Merger dated February 26, 1999, previously filed as Exhibit 3.1(f) of Form 10-SB, hereby incorporated by reference.

4.7               Articles of Merger dated April 12, 1999, previously filed as
                  Exhibit 3.1(g) of Form 10-SB, hereby incorporated by reference.

4.8 Certificate of Merger dated April 12, 1999, previously filed as Exhibit 3.1(h) of Form 10-SB, hereby incorporated by reference.

4.9 78,750 Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated January 21, 1999.

4.10              11,250 Warrants issued to Lawrence Kaplan dated January 21,
                  1999.

4.11 487,500 Consulting Warrants issued to L. Flomenhaft & Co., Inc. dated January 21, 1999.

4.12              86,250 Debenture Placement Agent Warrants issued to L.
                  Flomenhaft & Co., Inc. dated August 3, 1999.

4.13              Form of Unit Warrant issued to various purchaser dated August
                  3, 1999.

4.14 32,812 Unit Placement Agent Warrants issued to L. Flomenhaft dated August 3, 1999.

4.15 4,688 Unit Placement Agent Warrant issued to Tanner Unman Securities, Inc. on August 3, 1999.

4.16              4,444 Placement Agent Warrants issued to Hudson Allen & Co.
                  dated November 22, 1999.

4.17 58,276 Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated November 22, 1999.

5                 Opinion re: legality

10.1 Employment Agreement dated as of April 15, 1999 between the Company and Charles W. Albo.

10.2 Employment Agreement dated as of April 15, 1999 between the Company and Nana Maraneli.

10.3              Consulting Agreement between Sonus Communications, Inc. and
                  L. Flomenhaft & Co., Inc. dated January 14, 1999, previously filed as Exhibit 6.1(a) of Form 10-SB, hereby incorporated by reference.

10.4              Placement Agent Agreement between Sonus Communications, Inc.
                  and L. Flomenhaft & Co., Inc. dated January 14, 1999, previously filed as Exhibit 3.1(b) of Form 10-SB, hereby incorporated by reference.

10.5 Employment Agreement with Richard D. Rose dated April 15, 1999, previously filed as Exhibit 6.1(c) of Form 10-SB, hereby incorporated by reference.

10.6 Consulting Agreement with Raleigh Coffin dated as of April 15, 1999, previously filed as Exhibit 6.1(d) of Form 10-SB, hereby incorporated by reference.

10.7 10% Convertible Debentures dated May 5, 1999, previously filed as Exhibit 3.1(d) of Form 10-SB, hereby incorporated by reference.

10.8 Consulting Agreement dated April 15, 1999 between the Company and Coffin & Sons, Inc., previously filed as Exhibit 6.1(f) of Form 10-SB, hereby incorporated by reference.

10.9              Hudson Allen Letter Agreement

15 Letter of Lazar Levine & Felix, LLP on unaudited interim financial information.

22 Subsidiaries of the Company: Sonus Communication, Inc., a Virginia corporation, and EOT Acquisition Corporation, a Delaware corporation.

23.1 Consent of Lazar, Levine & Felix LLP for the use of Sonus Communications, Inc. Independent Auditors' Report dated April 1, 1999.

23.2 Consent of Lazar, Levine & Felix LLP for the use of The Park Group, Ltd. Independent Auditors' Report dated March 26, 1999.

23.3 Consent of Scott & Guilfoyle for the use of The Park Group, Ltd. Independent Auditors' Report dated March 9, 1998.

23.4 Consent of McGuire, Woods, Battle & Boothe, LLP, contained in the opinion of McGuire, Woods, Battle & Boothe, LLP attached as Exhibit 5 hereto and incorporated herein by reference.